Prologis Supplemental Information FOURTH QUARTER 2025 Unaudited Prologis Park Bottrop, Bottrop, Germany

Contents Highlights 3 Company Profile 5 Company Performance 7 Prologis Leading Indicators and Proprietary Metrics 8 Guidance Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Income 11 Reconciliations of Net Earnings to FFO 12 Reconciliations of Net Earnings to Adjusted EBITDA Operations 13 Overview 14 Operating Metrics 16 Operating Portfolio 19 Customer Information Capital Deployment 20 Overview 21 Development Stabilizations 22 Development Starts 23 Development Portfolio 24 Third-Party Acquisitions 25 Dispositions and Contributions 26 Land Portfolio 28 Solar and Energy Storage Portfolios Strategic Capital 29 Overview 30 Summary and Financial Highlights 31 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 32 Non-GAAP Pro-Rata Financial Information Capitalization 33 Overview 34 Debt Components - Consolidated 35 Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 36 Components Notes and Definitions 38 Notes and Definitions

$42.6B Build Out of Land (TEI) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis Share of the Operating Portfolio. Overview Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At December 31, 2025, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.3 billion square feet (121 million square meters) in 20 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,500 customers principally across two major categories: business-to-business and retail/online fulfillment. 5,882 Buildings 1.3B Square Feet Europe 255M SF 9% of NOI*(A) Asia 115M SF 1% of NOI*(A) U.S. 802M SF 85% of NOI*(A) Other Americas 128M SF 5% of NOI*(A)

Company Profile Highlights OPERATIONS $6.7B in annual NOI*(A) DEVELOPMENT $568M in value creation from stabilizations(C) GROSS AUM $230B PROLOGIS SHARE AUM $162B MARKET EQUITY $121B STRATEGIC CAPITAL $358M of fees and promotes(B) (D) (D) (D) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Q4 2025 Prologis Share of NOI of the Operating Portfolio annualized. Q4 2025 third-party share of asset management fees annualized plus trailing twelve months third-party share of transactional fees and Net Promote Income (Expense). Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional.

Q4 2025 Supplemental

Highlights

Company Performance

dollars in millions, except per share/unit data	Three Months Ended December 31,				Twelve Months Ended December 31,			
		2025		2024		2025		2024
Rental and other revenues	$	2,099	$	1,947	$	8,198	$	7,530
Strategic capital revenues		154		254		592		672
Total revenues		2,253		2,201		8,790		8,202
Net earnings attributable to common stockholders		1,398		1,277		3,322		3,726
Core FFO attributable to common stockholders/unitholders*		1,384		1,435		5,561		5,305
AFFO attributable to common stockholders/unitholders*		1,152		1,303		4,335		4,422
Adjusted EBITDA attributable to common stockholders/unitholders*		2,002		2,112		7,431		7,162
Estimated value creation from development stabilizations - Prologis Share		95		298		568		773
Common stock dividends and common limited partnership unit distributions		968		917		3,866		3,667
Per common share - diluted:								
Net earnings attributable to common stockholders	$	1.49	$	1.37	$	3.56	$	4.01
Core FFO attributable to common stockholders/unitholders*		1.44		1.50		5.81		5.56
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*		1.46		1.42		5.86		5.53
Business line reporting:								
Real estate*		1.39		1.34		5.58		5.25
Strategic capital*		0.05		0.16		0.23		0.31
*Core FFO attributable to common stockholders/unitholders**		*1.44*		*1.50*		*5.81*		*5.56*
Realized development gains, net of taxes*		0.18		0.29		0.23		0.45
Dividends and distributions per common share/unit		1.01		0.96		4.04		3.84

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS


$1,500
$1,200
$900
$600
$300
$0
$1,277
$592
$570
$763
$1,398
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS*


$1,500
$1,200
$900
$600
$300
$0
$1,435
$1,356
$1,396
$1,426
$1,384
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Amount attributable to strategic capital

AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS*


$1,500
$1,200
$900
$600
$300
$0
$1,303
$1,084
$1,036
$1,064
$1,152
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Amount attributable to realized development gains, net of taxes

5

* This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on pages 8 and 9 and reference our Notes and Definitions for further explanation.

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS in millions CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions Highlights Company Performance DIVIDENDS AND DISTRIBUTIONS in millions * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation.

LEASE PROPOSALS in millions of square feet U.S. IBI ACTIVITY INDEX diffusion index, points NEW LEASE NEGOTIATION GESTATION in days U.S. SPACE UTILIZATION percent Prologis Leading Indicators and Proprietary Metrics* Highlights 101 Average 81 55.3 Average 57.7 54 Average 54 85.1% Average 85.4% Average 40% 35% Net rentable area of proposals Proposals as a % of available net rentable area * Please see our Notes and Definitions for further explanation.

Guidance(A) Highlights dollars in millions, except per share amounts 2026 Guidance Low High Net earnings attributable to common stockholders(B) $ 3.70 $ 4.00 Core FFO attributable to common stockholders/unitholders*(B) $ 6.00 $ 6.20 Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*(B) $ 6.05 $ 6.25 Operations Average occupancy - Prologis Share 94.75% 95.75 % Same store NOI - cash - Prologis Share* 5.75% 6.75 % Same store NOI - net effective - Prologis Share* 4.25% 5.25 % Other Assumptions Strategic capital revenue, excluding promote revenue $ 650 $ 670 Net Promote Income (Expense) $ (50) $ (50) General & administrative expenses $ 500 $ 520 Realized development gains $ 400 $ 600 Capital Deployment PROLOGIS SHARE OWNED AND MANAGED Low High Development stabilizations $ 2,250 $ 2,750 $ 2,500 $ 3,000 Development starts $ 3,000 $ 4,000 $ 4,000 $ 5,000 Acquisitions $ 1,000 $ 1,500 $ 2,000 $ 3,000 Dispositions $ 1,750 $ 2,250 $ 2,500 $ 3,000 Contributions $ 1,500 $ 2,000 $ 2,500 $ 3,000 Exchange Rates We have hedged the rates for the majority of our estimated 2026 Euro, Sterling and Yen Core FFO, effectively insulating 2026 results from FX movements in these currencies. For purposes of capital deployment and other metrics, we assumed effective rates for EUR, GBP and JPY of 1.18 ($/€), 1.35 ($/£) and 156.67 (¥/$), respectively. * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Our guidance for 2026 is based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate. Please refer to “Forward-Looking Statements” and “Risk Factors” referred to in our annual and quarterly financial statements on Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”) for more information. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and amortization and gains or losses on dispositions of real estate. See the Notes and Definitions for a reconciliation.

Consolidated Balance Sheets Financial Information in thousands December 31, 2025 September 30, 2025 December 31, 2024 Assets: Investments in real estate properties: Operating properties $ 80,561,020 $ 80,688,903 $ 78,279,353 Development portfolio 3,019,009 2,748,411 2,829,613 Land 4,888,153 5,095,671 4,453,522 Other real estate investments 6,661,174 6,504,491 5,683,688 95,129,356 95,037,476 91,246,176 Less accumulated depreciation 14,729,149 14,345,033 12,758,159 Net investments in real estate properties 80,400,207 80,692,443 78,488,017 Investments in and advances to unconsolidated entities 11,093,936 10,543,057 10,079,448 Assets held for sale or contribution 203,344 358,851 248,511 Net investments in real estate 91,697,487 91,594,351 88,815,976 Cash and cash equivalents 1,145,647 1,186,022 1,318,591 Other assets 5,881,122 5,560,768 5,194,342 Total assets $ 98,724,256 $ 98,341,141 $ 95,328,909 Liabilities and Equity: Liabilities: Debt $ 35,037,073 $ 35,302,901 $ 30,879,263 Accounts payable, accrued expenses and other liabilities 5,933,175 5,826,131 5,832,876 Total liabilities 40,970,248 41,129,032 36,712,139 Equity: Stockholders' equity 53,193,178 52,635,541 53,951,138 Noncontrolling interests 3,316,713 3,328,104 3,323,047 Noncontrolling interests - limited partnership unitholders 1,244,117 1,248,464 1,342,585 Total equity 57,754,008 57,212,109 58,616,770 Total liabilities and equity $ 98,724,256 $ 98,341,141 $ 95,328,909

Consolidated Statements of Income Financial Information Three Months Ended Twelve Months Ended December 31, December 31, in thousands, except per share amounts 2025 2024 2025 2024 Revenues: Rental $ 2,092,107 $ 1,937,507 $ 8,158,904 $ 7,514,705 Strategic capital 153,701 253,386 592,353 671,907 Development management and other 6,904 9,753 38,870 14,998 Total revenues 2,252,712 2,200,646 8,790,127 8,201,610 Expenses: Rental 503,222 438,468 1,964,137 1,765,385 Strategic capital 75,553 81,167 270,517 291,856 General and administrative 136,880 102,724 469,114 418,765 Depreciation and amortization 668,750 656,444 2,626,028 2,580,519 Other 15,950 7,673 46,029 47,044 Total expenses 1,400,355 1,286,476 5,375,825 5,103,569 Operating income before gains on real estate transactions, net $ 852,357 $ 914,170 $ 3,414,302 $ 3,098,041 Gains on dispositions of development properties and land, net 204,368 254,256 257,731 413,743 Gains on other dispositions of investments in real estate, net 569,753 252,830 685,831 904,136 Operating income $ 1,626,478 $ 1,421,256 $ 4,357,864 $ 4,415,920 Other income (expense): Earnings from unconsolidated entities, net 134,113 94,065 402,531 353,623 Interest expense (260,453) (232,232) (1,002,344) (863,932) Foreign currency, derivative and other gains (losses) and other income (expense), net 68,269 145,957 14,763 208,731 Gains (losses) on early extinguishment of debt, net (3,498) – (3,498) 536 Total other income (expense) (61,569) 7,790 (588,548) (301,042) Earnings before income taxes 1,564,909 1,429,046 3,769,316 4,114,878 Current income tax benefit (expense) (75,437) (67,910) (199,708) (145,782) Deferred income tax benefit (expense) (7,257) (18,960) (4,309) (21,161) Consolidated net earnings 1,482,215 1,342,176 3,565,299 3,947,935 Net earnings attributable to noncontrolling interests (49,020) (31,354) (156,064) (123,192) Net earnings attributable to noncontrolling interests - limited partnership units (33,412) (31,969) (81,004) (93,108) Net earnings attributable to controlling interests 1,399,783 1,278,853 3,328,231 3,731,635 Preferred stock dividends (1,556) (1,474) (5,882) (5,881) Net earnings attributable to common stockholders $ 1,398,227 $ 1,277,379 $ 3,322,349 $ 3,725,754 Weighted average common shares outstanding - Diluted 958,019 954,080 956,832 953,590 Net earnings per share attributable to common stockholders - Diluted $ 1.49 $ 1.37 $ 3.56 $ 4.01

Q4 2025 Supplemental PROLOGIS®

Financial Information

Reconciliations of Net Earnings to FFO*

in thousands	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2025	Twelve Months Ended December 31, 2024
Net earnings attributable to common stockholders	$ 1,398,227	$ 1,277,379	$ 3,322,349	$ 3,725,754
Add (deduct) NAREIT defined adjustments:				
Real estate related depreciation and amortization	641,827	633,940	2,538,805	2,504,001
Gains on other dispositions of investments in real estate, net of taxes (excluding development properties and land)	(569,806)	(248,705)	(684,854)	(899,270)
Adjustments related to noncontrolling interests	1,069	58	(47,819)	(31,334)
Our proportionate share of adjustments related to unconsolidated entities	128,407	162,573	551,044	495,448
NAREIT defined FFO attributable to common stockholders/unitholders*	**$ 1,599,724**	**$ 1,825,245**	**$ 5,679,525**	**$ 5,794,599**
Add (deduct) our modified adjustments:				
Unrealized foreign currency, derivative and other losses (gains), net	(29,701)	(129,109)	125,247	(68,095)
Deferred income tax expense (benefit)	7,257	18,960	4,309	21,161
Adjustments related to noncontrolling interests	(728)	–	(728)	–
Our proportionate share of adjustments related to unconsolidated entities	(26,146)	(3,379)	(29,094)	(7,038)
FFO, as modified by Prologis attributable to common stockholders/unitholders*	**$ 1,550,406**	**$ 1,711,717**	**$ 5,779,259**	**$ 5,740,627**
Add (deduct) Core FFO defined adjustments:				
Gains on dispositions of development properties and land, net	(204,368)	(254,256)	(257,731)	(413,743)
Current income tax expense (benefit) on dispositions	22,136	18,311	25,738	24,876
Losses (gains) on early extinguishment of debt, net	3,498	–	3,498	(536)
Adjustments related to noncontrolling interests	11,448	6,166	14,944	6,244
Our proportionate share of adjustments related to unconsolidated entities	537	(47,276)	(4,408)	(52,529)
Core FFO attributable to common stockholders/unitholders*	**$ 1,383,657**	**$ 1,434,662**	**$ 5,561,300**	**$ 5,304,939**
Add (deduct) AFFO defined adjustments:				
Gains on dispositions of development properties and land, net	204,368	254,256	257,731	413,743
Current income tax benefit (expense) on dispositions	(22,136)	(18,311)	(25,738)	(24,876)
Straight-lined rents and amortization of lease intangibles	(160,399)	(174,317)	(691,090)	(644,606)
Property improvements	(114,819)	(137,613)	(327,355)	(386,481)
Turnover costs	(148,620)	(152,439)	(562,197)	(499,927)
Amortization of debt discount, financing costs and management contracts, net	25,358	20,695	90,668	80,028
Stock compensation amortization expense	43,812	67,445	185,466	231,747
Adjustments related to noncontrolling interests	8,377	14,558	66,005	53,432
Our proportionate share of adjustments related to unconsolidated entities	(68,077)	(5,681)	(219,746)	(106,433)
AFFO attributable to common stockholders/unitholders*	**$ 1,151,521**	**$ 1,303,255**	**$ 4,335,044**	**$ 4,421,566**

11

*This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Reconciliations of Net Earnings to Adjusted EBITDA* Financial Information Three Months Ended Twelve Months Ended December 31, December 31, in thousands 2025 2024 2025 2024 Net earnings attributable to common stockholders $ 1,398,227 $ 1,277,379 $ 3,322,349 $ 3,725,754 Gains on other dispositions of investments in real estate, net (excluding development properties and land) (569,753) (252,830) (685,831) (904,136) Depreciation and amortization expense 668,750 656,444 2,626,028 2,580,519 Interest charges 243,447 214,550 937,947 804,541 Current and deferred income tax expense, net 82,694 86,870 204,017 166,943 Net earnings attributable to noncontrolling interests - limited partnership units 33,412 31,969 81,004 93,108 NOI adjustments for real estate transactions (9,924) (16,970) 1,739 (4,043) Preferred stock dividends 1,556 1,474 5,882 5,881 Unrealized foreign currency, derivative and other losses (gains), net (29,701) (129,109) 125,247 (68,095) Stock compensation amortization expense 43,812 67,445 185,466 231,747 Losses (gains) on early extinguishment of debt, net 3,498 – 3,498 (536) Adjustments related to noncontrolling interests (31,359) (32,590) (129,343) (126,308) Our proportionate share of adjustments related to unconsolidated entities 167,572 206,904 752,702 656,825 Adjusted EBITDA attributable to common stockholders/unitholders* $ 2,002,231 $ 2,111,536 $ 7,430,705 $ 7,162,200 *This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

95.8% 94.8% 94.8% 94.7% 95.2% Average occupancy - Prologis Share OCCUPANCY - OWNED AND MANAGED CUSTOMER RETENTION SAME STORE CHANGE OVER PRIOR YEAR - PROLOGIS SHARE* RENT CHANGE - PROLOGIS SHARE Operations Overview 68.7% 64.5% 59.9% 55.0% 50.1% Trailing four quarters - net effective *This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Q4 2025 Supplemental PROLOGIS®

Operations

Operating Metrics – Owned and Managed

PERIOD ENDING OCCUPANCY



100%
95%
90%
95.9%
95.2%
95.1%
95.4%
95.6%
97.7%
97.7%
97.1%
96.8%
96.2%
96.0%
95.6%
95.3%
95.2%
97.0%
94.1%
92.5%
93.2%
92.8%
94.2%
Q4 24 Q1 25 Q2 25 Q3 25 Q4 25
U.S.
Other Americas
Europe
Asia

square feet in thousands

Leasing Activity[A]	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Square feet of leases commenced:					
Operating Portfolio:					
Renewals	31,676	42,136	36,528	42,720	27,581
New leases	11,284	21,115	13,906	19,631	14,712
Total Operating Portfolio	42,960	63,251	50,434	62,351	42,293
Properties under development	3,531	1,868	747	3,252	1,471
Total Square Feet of Leases Commenced	**46,491**	**65,119**	**51,181**	**65,603**	**43,764**
Total square feet of Operating Portfolio leases commenced, including leases greater than one month	52,315	70,648	59,237	70,227	51,686
Weighted average term of leases started (in months)	64	63	56	59	61
Operating Portfolio:					
Trailing four quarters - square feet of leases commenced	176,594	194,817	205,637	218,996	218,329
Trailing four quarters - average % of portfolio	15.2%	16.6%	17.4%	18.3%	18.1%
Rent change (net effective)	52.2%	43.4%	44.2%	42.5%	37.5%
Rent change (net effective) - Prologis Share	66.3%	53.7%	53.4%	49.4%	43.8%
Rent change (cash)	29.1%	23.8%	26.7%	24.3%	21.8%
Rent change (cash) - Prologis Share	40.1%	32.1%	34.8%	29.4%	27.3%

14

A. Amounts exclusive of leases of less than one year, unless otherwise noted.

Q4 2025 Supplemental PROLOGIS®

Operations

Operating Metrics – Owned and Managed

CAPITAL EXPENDITURES

Thousands, except for percentages

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Property improvements[A]	$ 244,170	$ 63,040	$ 127,020	$ 162,406	$ 205,383
Tenant improvements	92,980	91,378	122,474	104,823	114,505
Leasing commissions	100,879	92,391	94,151	108,666	108,667
Total turnover costs	193,859	183,769	216,625	213,489	223,172
Total Capital Expenditures - Owned and Managed	**$438,029**	**$246,809**	**$343,645**	**$375,895**	**$428,555**
Trailing four quarters - % of Operating Portfolio NOI	15.3%	15.4%	15.4%	15.0%	14.6%
Weighted average ownership percentage	69.4%	69.1%	69.3%	70.7%	69.1%
Total Capital Expenditures - Prologis Share	**$304,195**	**$170,468**	**$238,311**	**$265,774**	**$296,158**

SAME STORE INFORMATION

Thousands, except for percentages

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Square feet	1,070,194	1,129,114	1,128,630	1,125,601	1,121,839
Average occupancy	96.3%	95.5%	95.4%	95.2%	95.7%
Average occupancy - annual percentage change	(1.0%)	(1.5%)	(1.2%)	(1.3%)	(0.6%)
Period ending occupancy	96.4%	95.5%	95.4%	95.4%	95.8%
Percentage change - Prologis Share*:					
NOI - cash	6.7%	6.2%	4.9%	5.2%	5.7%
NOI - net effective	6.6%	5.9%	4.8%	3.9%	4.7%

PROPERTY IMPROVEMENTS


Per square foot ($)
Trailing four quarter average
$0.25
$0.20
$0.15
$0.10
$0.05
$0.00
$0.14
$0.14
$0.13
$0.12
$0.12
$0.20
$0.05
$0.11
$0.13
$0.17
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

TURNOVER COSTS ON LEASES COMMENCED


Per square foot ($)
As a % of lease value
$4.00
$3.20
$2.40
$1.60
$0.80
$0.00
10%
8%
6%
4%
2%
0%
7.9%
7.4%
7.5%
7.9%
7.4%
$3.76
$3.25
$3.47
$3.81
$3.89
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
2.8%
2.9%
2.9%
3.2%
3.5%
Free rent as a % of lease value - trailing four quarters

COMPOSITION OF PORTFOLIO (BY UNIT SIZE)


30%
25%
20%
15%
10%
5%
28%
28%
23%
21%
<100KSF
100-250KSF
250-500KSF
>500KSF
93.3%
95.5%
96.7%
98.4%
Period ending occupancy

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Property improvements exclude expenditures related to one-time, structural work on our properties.

15

Operating Portfolio – Square Feet, Occupied and Leased Operations # of Buildings Square Feet Occupied % Leased % square feet in thousands and ordered by Prologis Share of NOI (%) Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Southern California 556 126,992 106,756 13.8 95.3 95.1 96.6 96.7 New Jersey/New York City 206 54,324 42,797 5.5 94.7 94.6 94.8 94.7 San Francisco Bay Area 294 29,265 24,179 3.1 95.1 95.4 95.3 95.6 Chicago 320 69,518 54,104 7.0 96.5 96.3 96.5 96.3 Dallas/Ft. Worth 278 61,030 52,021 6.7 96.3 96.5 96.7 96.9 South Florida 224 29,614 23,479 3.0 95.5 95.4 96.4 96.3 Atlanta 237 52,474 46,352 6.0 96.6 96.7 97.0 97.2 Lehigh Valley 81 36,108 31,941 4.1 92.7 92.7 92.7 92.7 Houston 224 37,305 31,498 4.1 98.5 98.6 98.5 98.6 Seattle 163 24,967 17,936 2.3 95.4 96.1 95.7 96.2 Baltimore/Washington 135 18,377 14,573 1.9 94.3 95.2 94.6 95.4 Central Valley 44 22,661 21,515 2.8 95.8 95.6 96.4 96.2 Phoenix 81 17,020 14,737 1.9 95.3 94.9 97.6 97.7 Nashville 66 17,335 13,504 1.8 98.2 98.4 98.2 98.4 Orlando 110 14,253 12,785 1.7 97.8 97.6 97.9 97.7 Las Vegas 81 14,760 9,079 1.2 92.1 94.5 92.2 94.7 Cincinnati 67 18,751 16,293 2.1 95.2 94.8 95.2 94.8 Indianapolis 57 20,580 16,450 2.1 97.7 97.7 97.7 97.7 Central PA 38 19,097 14,341 1.9 91.0 92.5 91.0 92.5 Remaining U.S. markets (11 markets) 376 71,585 61,254 7.9 95.8 95.8 96.8 96.8 Total U.S. 3,638 756,016 625,594 80.9 95.6 95.7 96.1 96.3 Mexico 355 67,358 24,236 3.1 96.3 95.2 97.2 96.1 Canada 40 13,154 13,154 1.7 95.1 95.1 95.1 95.1 Brazil 48 20,325 4,609 0.6 96.6 97.0 96.6 97.0 Total Other Americas 443 100,837 41,999 5.4 96.2 95.4 96.8 95.9 United Kingdom 179 33,466 13,024 1.7 95.7 94.4 95.7 94.4 Germany 151 38,250 11,873 1.5 98.4 98.0 98.4 98.0 France 147 35,767 12,220 1.6 96.7 97.0 96.7 97.0 Netherlands 116 31,335 10,477 1.4 97.6 98.1 97.6 98.1 Remaining European countries (8 countries) 505 106,129 37,946 4.9 96.8 94.9 96.9 95.0 Total Europe 1,098 244,947 85,540 11.1 97.0 95.9 97.0 96.0 Japan 74 50,872 10,349 1.3 97.4 93.4 97.5 93.9 China 180 53,290 8,336 1.1 91.2 91.3 91.7 91.9 Singapore 5 951 951 0.1 98.3 98.3 98.3 98.3 India 2 478 407 0.1 88.3 88.3 88.3 88.3 Total Asia 261 105,591 20,043 2.6 94.2 92.6 94.6 93.1 Total Outside the U.S. 1,802 451,375 147,582 19.1 96.2 95.3 96.4 95.6 Total Operating Portfolio 5,440 1,207,391 773,176 100.0 95.8 95.6 96.2 96.2

Q4 2025 Supplemental PROLOGIS®

Operations

Operating Portfolio – NOI* and Gross Book Value

dollars in thousands and ordered by Prologis Share of NOI (%)	Fourth Quarter NOI*			Gross Book Value		
	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	% of Total
Southern California	$ 390,634	$ 331,422	19.8	$ 20,970,040	$ 18,282,499	19.3
New Jersey/New York City	179,545	143,602	8.6	9,879,440	8,067,917	8.5
San Francisco Bay Area	109,152	91,124	5.4	4,951,379	4,124,790	4.4
Chicago	118,768	90,295	5.4	6,842,197	5,317,481	5.6
Dallas/Ft. Worth	105,329	89,561	5.3	5,629,827	4,783,224	5.1
South Florida	93,402	73,610	4.4	5,371,476	4,357,462	4.6
Atlanta	83,100	72,055	4.3	4,491,468	3,979,818	4.2
Lehigh Valley	74,949	65,861	3.9	4,592,986	4,150,776	4.4
Houston	60,007	51,168	3.1	3,801,589	3,275,476	3.5
Seattle	66,891	49,626	3.0	3,831,198	2,967,678	3.1
Baltimore/Washington	52,024	41,770	2.5	2,776,954	2,233,017	2.4
Central Valley	42,795	39,977	2.4	1,985,482	1,882,511	2.0
Phoenix	33,731	28,423	1.7	1,950,569	1,663,036	1.8
Nashville	33,410	27,277	1.6	1,670,544	1,335,903	1.4
Orlando	29,130	26,097	1.6	1,532,195	1,388,337	1.5
Las Vegas	37,642	23,559	1.4	1,786,506	1,051,850	1.1
Cincinnati	25,616	22,309	1.3	1,325,779	1,176,116	1.2
Indianapolis	26,910	22,082	1.3	1,405,343	1,176,753	1.3
Central PA	27,573	21,411	1.3	1,755,686	1,364,906	1.4
Remaining U.S. markets (11 markets)	124,641	105,995	6.3	6,265,471	5,332,356	5.6
Total U.S.	**1,715,249**	**1,417,224**	**84.6**	**92,816,129**	**77,911,906**	**82.4**
Mexico	122,210	43,900	2.6	5,488,647	1,987,099	2.1
Canada	34,175	34,175	2.0	1,453,242	1,453,242	1.5
Brazil	31,183	7,118	0.4	1,027,879	254,740	0.3
Total Other Americas	**187,568**	**85,193**	**5.0**	**7,969,768**	**3,695,081**	**3.9**
United Kingdom	96,915	37,340	2.2	8,801,199	3,589,354	3.8
Germany	70,516	21,735	1.3	4,855,029	1,482,402	1.6
France	55,335	18,083	1.1	3,899,173	1,235,587	1.3
Netherlands	54,150	17,803	1.1	3,843,512	1,224,692	1.3
Remaining European countries (8 countries)	154,146	53,777	3.2	9,822,173	3,433,620	3.6
Total Europe	**431,062**	**148,738**	**8.9**	**31,221,086**	**10,965,655**	**11.6**
Japan	90,281	17,175	1.0	7,086,101	1,320,227	1.4
China	28,401	4,596	0.3	3,004,116	478,270	0.5
Singapore	2,771	2,771	0.2	150,330	150,330	0.2
India	294	250	0.0	18,454	15,686	0.0
Total Asia	**121,747**	**24,792**	**1.5**	**10,259,001**	**1,964,513**	**2.1**
Total Outside the U.S.	**740,377**	**258,723**	**15.4**	**49,449,855**	**16,625,249**	**17.6**
Total Operating Portfolio	**$ 2,455,626**	**$ 1,675,947**	**100.0**	**$ 142,265,984**	**$ 94,537,155**	**100.0**

17

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Operating Portfolio – Summary by Division Operations # of Buildings Square Feet Occupied % Leased % square feet and dollars in thousands Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Consolidated Total U.S. 2,856 617,576 581,487 75.2 95.7 95.8 96.3 96.4 Total Outside the U.S. 112 27,817 27,746 3.6 88.8 88.9 89.1 89.1 Total Operating Portfolio - Consolidated 2,968 645,393 609,233 78.8 95.4 95.4 96.0 96.0 Unconsolidated Total U.S. 782 138,440 44,107 5.7 95.1 95.1 95.4 95.4 Total Outside the U.S. 1,690 423,558 119,836 15.5 96.6 96.8 96.9 97.1 Total Operating Portfolio - Unconsolidated 2,472 561,998 163,943 21.2 96.3 96.4 96.5 96.6 Total Total U.S. 3,638 756,016 625,594 80.9 95.6 95.7 96.1 96.3 Total Outside the U.S. 1,802 451,375 147,582 19.1 96.2 95.3 96.4 95.6 Total Operating Portfolio 5,440 1,207,391 773,176 100.0 95.8 95.6 96.2 96.2 Value added properties - consolidated 15 3,963 3,682 24.3 25.9 24.3 25.9 Value added properties - unconsolidated 8 1,587 457 63.3 63.7 63.3 63.7 Total Operating Properties 5,463 1,212,941 777,315 95.5 95.3 96.0 95.8 Fourth Quarter NOI* Gross Book Value Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share % of Total Consolidated Total U.S. $ 1,393,235 $ 1,314,631 78.5 $ 76,706,245 $ 72,779,297 77.0 Total Outside the U.S. 56,717 56,673 3.4 3,166,231 3,163,463 3.4 Total Operating Portfolio - Consolidated $ 1,449,952 $ 1,371,304 81.9 $ 79,872,476 $ 75,942,760 80.4 Unconsolidated Total U.S. $ 322,014 $ 102,593 6.1 $ 16,109,884 $ 5,132,609 5.4 Total Outside the U.S. 683,660 202,050 12.0 46,283,624 13,461,786 14.2 Total Operating Portfolio - Unconsolidated $ 1,005,674 $ 304,643 18.1 $ 62,393,508 $ 18,594,395 19.6 Value added properties - consolidated $ 1,978 $ 1,979 $ 687,496 $ 659,988 Value added properties - unconsolidated $ 1,531 $ 459 $ 280,843 $ 81,530 * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Q4 2025 Supplemental PROLOGIS®

Operations

Customer Information

Top Customers

square feet in thousands

Owned and Managed

		% of Net Effective Rent	Total Square Feet
1	Amazon	5.3	47,903
2	Home Depot	1.8	18,980
3	FedEx	1.4	10,736
4	DHL	1.2	13,596
5	DSV	1.2	14,034
6	Geodis	1.0	14,436
7	GXO	0.9	10,283
8	UPS	0.9	10,566
9	CEVA Logistics	0.8	11,309
10	Walmart	0.7	8,643
Top 10 Customers		**15.2**	**160,486**
11	Kuehne + Nagel	0.7	8,286
12	Maersk	0.7	6,422
13	Pepsi	0.5	4,509
14	Mercado Libre	0.5	6,107
15	GigaCloud	0.4	3,494
16	NFI Industries	0.4	3,543
17	Ryder	0.4	3,600
18	Lululemon	0.4	2,481
19	Burlington Stores	0.4	3,130
20	Samsung	0.4	4,540
21	Wayfair	0.4	5,783
22	Tesla	0.3	2,415
23	ZOZO	0.3	4,886
24	Berkshire Hathaway	0.3	2,985
25	Nippon Express	0.3	3,791
Top 25 Customers		**21.6**	**226,458**

Remaining Lease Expirations - Operating Portfolio

square feet and dollars in thousands, except per square foot amounts

Owned and Managed

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2026(A)	169,160	1,089,935	11.3	6.44
2027	197,700	1,447,184	15.0	7.32
2028	177,957	1,454,319	15.1	8.17
2029	147,292	1,292,202	13.4	8.77
2030	140,776	1,277,726	13.2	9.08
Thereafter	323,808	3,083,817	32.0	9.52
Total	**1,156,693**	**9,645,183**	**100.0**	**8.34**
Weighted average term of leases remaining (based on net effective rent)				3.9 years

Prologis Share

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2026(A)	95,816	675,172	10.3	7.05
2027	124,562	974,810	14.8	7.83
2028	110,301	960,795	14.6	8.71
2029	97,537	894,640	13.6	9.17
2030	90,932	873,464	13.3	9.61
Thereafter	220,155	2,197,374	33.4	9.98
Total	**739,303**	**6,576,255**	**100.0**	**8.90**
Weighted average term of leases remaining (based on net effective rent)				4.2 years

A. We have signed leases, which were due to expire in 2026, totaling 67 million square feet, in our Owned and Managed portfolio (4.7% of total net effective rent) and 40 million square feet on a Prologis Share basis (4.4% of total net effective rent). These are excluded from 2026 expirations and are reflected in the new year of expiration.

19

M&A and Significant Portfolio Activity — $23,200 $3,100 $800 — DEVELOPMENT STARTS (TEI) in millions DEVELOPMENT STABILIZATIONS (TEI) dollars in millions ACQUISITION ACTIVITY(A) in millions LAND PORTFOLIO in millions This data excludes acquisitions of land. The estimated build out includes the land portfolio, Covered Land Plays and other land that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. Capital Deployment Overview – Prologis Share Outside the U.S. U.S. Est Value Creation $1,326 $1,583 $917 $773 $568 Est Wtd Avg Stabilized Yield 6.1% 6.3% 6.3% 6.1% 6.7% Est Build Out(B): Sq. Ft. 218 TEI $39,000

Q4 2025 Supplemental PROLOGIS®

Capital Deployment

Development Stabilizations

	Three Months Ended December 31, 2025			Twelve Months Ended December 31, 2025		
		TEI			TEI	
square feet and dollars in thousands	Square Feet	Owned and Managed	Prologis Share	Square Feet	Owned and Managed	Prologis Share
Central(A)	216	$ 224,298	$ 201,868	761	$ 583,098	$ 530,845
East(A)	–	–	–	1,884	398,070	395,053
West(A)	708	142,763	142,763	2,997	543,285	543,285
Total U.S.	**924**	**367,061**	**344,631**	**5,642**	**1,524,453**	**1,469,183**
Canada	317	88,067	88,067	317	88,067	88,067
Mexico	283	28,821	28,821	1,280	141,851	141,851
Brazil	240	19,065	3,813	240	19,065	3,813
Total Other Americas	**840**	**135,953**	**120,701**	**1,837**	**248,983**	**233,731**
Northern Europe	113	24,756	24,756	2,362	316,939	286,105
Southern Europe	–	–	–	474	55,187	55,187
Central Europe	–	–	–	758	62,321	62,321
United Kingdom	–	–	–	121	50,662	40,713
Total Europe	**113**	**24,756**	**24,756**	**3,715**	**485,109**	**444,326**
Japan	364	48,843	48,843	501	107,436	107,436
China(A)	–	–	–	824	36,220	5,433
India	–	–	–	–	–	–
Total Asia	**364**	**48,843**	**48,843**	**1,325**	**143,656**	**112,869**
Total Outside the U.S.	**1,317**	**209,552**	**194,300**	**6,877**	**877,748**	**790,926**
Total Development Stabilizations	**2,241**	**$ 576,613**	**$ 538,931**	**12,519**	**$ 2,402,201**	**$ 2,260,109**
Percent build-to-suit			37.5 %			42.0 %
Estimated weighted average stabilized yield			6.4 %			6.7 %
Annualized estimated NOI			$ 34,511			$ 151,803
Estimated weighted average stabilized cap rate			5.2 %			5.2 %
Estimated weighted average margin			17.6 %			25.1 %
Estimated value creation			**$ 94,902**			**$ 568,003**

21

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in other real estate investments upon completion.

Q4 2025 Supplemental PROLOGIS®

Capital Deployment

Development Starts

square feet and dollars in thousands	Three Months Ended December 31, 2025				Twelve Months Ended December 31, 2025			
			TEI				TEI	
	Square Feet	Leased % at Start	Owned and Managed	Prologis Share	Square Feet	Leased % at Start	Owned and Managed	Prologis Share
Central[A]	–	–	$ –	$ –	520	21.6	$ 350,934	$ 321,340
East[A] [B]	–	–	96,737	96,737	2,311	87.8	630,574	623,874
West	1,427	55.2	377,319	291,751	5,173	79.4	928,205	842,637
Total U.S.	**1,427**	**55.2**	**474,056**	**388,488**	**8,004**	**78.0**	**1,909,713**	**1,787,851**
Canada	–	–	–	–	–	–	–	–
Mexico	963	0.0	106,681	106,681	963	0.0	106,681	106,681
Brazil	–	–	–	–	106	100.0	8,538	1,708
Total Other Americas	**963**	**0.0**	**106,681**	**106,681**	**1,069**	**9.9**	**115,219**	**108,389**
Northern Europe	220	0.0	34,424	34,424	495	55.6	73,250	44,523
Southern Europe	279	78.5	36,018	32,059	806	61.0	133,706	129,747
Central Europe	–	–	–	–	682	100.0	49,886	49,886
United Kingdom	1,573	100.0	372,729	372,729	1,791	100.0	423,290	423,290
Total Europe	**2,072**	**86.5**	**443,171**	**439,212**	**3,774**	**85.8**	**680,132**	**647,446**
Japan	497	0.0	75,917	75,917	2,011	0.0	380,452	380,452
China	–	–	–	–	–	–	–	–
India	244	0.0	10,794	9,175	820	0.0	38,041	32,334
Total Asia	**741**	**0.0**	**86,711**	**85,092**	**2,831**	**0.0**	**418,493**	**412,786**
Total Outside the U.S.	**3,776**	**47.5**	**636,563**	**630,985**	**7,674**	**43.6**	**1,213,844**	**1,168,621**
Total Development Starts	**5,203**	**49.6**	**$ 1,110,619**	**$ 1,019,473**	**15,678**	**61.2**	**$ 3,123,557**	**$ 2,956,472**
Percent build-to-suit				47.9 %				61.1 %
Estimated weighted average stabilized yield				6.1 %				6.3 %
Annualized estimated NOI				$ 62,298				$ 186,672
Estimated weighted average stabilized cap rate				4.9 %				5.2 %
Estimated weighted average margin				20.3 %				19.3 %
Estimated value creation				**$ 206,590**				**$ 569,362**

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in other real estate investments upon completion.
B. Amounts include a development recorded as a note receivable in the first quarter that is included in other real estate investments.

22

Capital Deployment

Development Portfolio

Q4 2025 Supplemental

PROLOGIS®

	Under Development															
	Pre-Stabilized Developments				2026 Expected Completion			2027 and Thereafter Expected Completion			Total Development Portfolio					
			TEI			TEI			TEI		Owned and Managed			Prologis Share		
square feet and dollars in thousands	Sq Ft	Leased %	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Leased %	TEI	Sq Ft	Leased %	TEI
Central[A]	566	19.5	$ 125,824	$ 125,824	951	$ 292,082	$ 268,603	216	$ 451,113	$ 406,001	1,733	73.7	$ 869,019	1,669	72.7	$ 800,428
East[A] [B]	439	0.0	97,326	94,363	3,374	829,736	822,944	–	–	–	3,813	53.2	927,062	3,756	53.0	917,307
West[A]	1,197	74.3	225,124	224,724	3,202	681,201	595,635	1,972	246,340	246,340	6,371	78.4	1,152,665	6,015	77.2	1,066,699
Total U.S.	**2,202**	**45.4**	**448,274**	**444,911**	**7,527**	**1,803,019**	**1,687,182**	**2,188**	**697,453**	**652,341**	**11,917**	**69.7**	**2,948,746**	**11,440**	**68.6**	**2,784,434**
Canada	1,217	30.0	224,314	224,314	–	–	–	–	–	–	1,217	30.0	224,314	1,217	30.0	224,314
Mexico	1,021	30.9	117,259	117,259	963	106,681	106,681	–	–	–	1,984	15.9	223,940	1,984	15.9	223,940
Brazil	–	–	–	–	2,371	194,313	38,863	–	–	–	2,371	95.0	194,313	474	95.0	38,863
Total Other Americas	**2,238**	**30.4**	**341,573**	**341,573**	**3,334**	**300,994**	**145,544**	**–**	**–**	**–**	**5,572**	**52.6**	**642,567**	**3,675**	**30.8**	**487,117**
Northern Europe	331	11.9	66,493	51,138	496	73,453	44,743	–	–	–	827	38.1	139,946	578	16.0	95,881
Southern Europe	421	18.1	45,219	45,219	661	121,263	117,304	–	–	–	1,082	52.5	166,482	1,052	54.0	162,523
Central Europe	396	64.2	29,265	29,265	682	50,018	50,018	–	–	–	1,078	86.9	79,283	1,078	86.9	79,283
United Kingdom[A]	269	0.0	127,545	127,545	1,906	615,772	615,772	–	–	–	2,175	82.3	743,317	2,175	82.3	743,317
Total Europe	**1,417**	**26.1**	**268,522**	**253,167**	**3,745**	**860,506**	**827,837**	**–**	**–**	**–**	**5,162**	**69.9**	**1,129,028**	**4,883**	**69.4**	**1,081,004**
Japan	983	63.5	148,472	148,472	1,179	209,241	209,241	2,011	356,380	356,380	4,173	37.1	714,093	4,173	37.1	714,093
China[A]	–	–	–	–	1,158	71,352	10,703	–	–	–	1,158	0.0	71,352	174	0.0	10,703
India	–	–	–	–	1,380	63,534	48,316	–	–	–	1,380	0.0	63,534	1,054	0.0	48,316
Total Asia	**983**	**63.5**	**148,472**	**148,472**	**3,717**	**344,127**	**268,260**	**2,011**	**356,380**	**356,380**	**6,711**	**23.1**	**848,979**	**5,401**	**28.7**	**773,112**
Total Outside the U.S.	**4,638**	**36.1**	**758,567**	**743,212**	**10,796**	**1,505,627**	**1,241,641**	**2,011**	**356,380**	**356,380**	**17,445**	**46.4**	**2,620,574**	**13,959**	**43.5**	**2,341,233**
Total Development Portfolio	**6,840**	**39.1**	**$ 1,206,841**	**$1,188,123**	**18,323**	**$ 3,308,646**	**$2,928,823**	**4,199**	**$ 1,053,833**	**$1,008,721**	**29,362**	**55.8**	**$ 5,569,320**	**25,399**	**54.8**	**$5,125,667**
Cost to complete			$ 134,927	$ 134,387		$ 1,237,268	$ 1,013,424		$ 663,809	$ 639,731			$ 2,036,005			$ 1,787,542
Percent build-to-suit				1.0 %			55.0 %			64.7 %						44.4 %
Estimated weighted average stabilized yield				6.1 %			6.3 %			6.6 %						6.3 %

Annualized estimated NOI	$ 323,049
Estimated weighted average stabilized cap rate	5.1 %
Estimated weighted average margin	18.2 %
Estimated value creation	**$ 933,220**

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in other real estate investments upon completion. The data centers in our Development Portfolio have a TEI of $0.7 billion and $0.6 billion and cost to complete of $0.3 billion and $0.3 billion on an Owned and Managed basis and Prologis Share basis, respectively.

B. Amounts include a development recorded as a note receivable that is included in other real estate investments.

23

Q4 2025 Supplemental PROLOGIS®

Capital Deployment

Third-Party Acquisitions

square feet and dollars in thousands	Three Months Ended December 31, 2025 Square Feet Owned and Managed	Three Months Ended December 31, 2025 Square Feet Prologis Share	Three Months Ended December 31, 2025 Acquisition Price Owned and Managed	Three Months Ended December 31, 2025 Acquisition Price Prologis Share	Twelve Months Ended December 31, 2025 Square Feet Owned and Managed	Twelve Months Ended December 31, 2025 Square Feet Prologis Share	Twelve Months Ended December 31, 2025 Acquisition Price Owned and Managed	Twelve Months Ended December 31, 2025 Acquisition Price Prologis Share
Prologis Wholly-Owned	953	953	$ 324,703	$ 324,703	3,368	3,368	$ 895,389	$ 895,389
Prologis U.S. Logistics Venture	–	–	–	–	600	330	58,339	32,110
Prologis Targeted U.S. Logistics Fund	–	–	–	–	252	77	101,094	30,600
Total U.S.	**953**	**953**	**324,703**	**324,703**	**4,220**	**3,775**	**1,054,822**	**958,099**
Prologis Wholly-Owned[(A)]	580	580	29,814	29,814	1,448	1,376	178,791	175,936
Prologis European Logistics Fund	550	146	58,166	15,379	3,926	1,034	513,078	135,111
Prologis European Logistics Partners	980	492	132,272	66,136	980	492	132,272	66,136
Total Outside the U.S.	**2,110**	**1,218**	**220,252**	**111,329**	**6,354**	**2,902**	**824,141**	**377,183**
Total Third-Party Building Acquisitions	**3,063**	**2,171**	**$ 544,955**	**$ 436,032**	**10,574**	**6,677**	**$ 1,878,963**	**$ 1,335,282**
Weighted average stabilized cap rate				**5.2 %**				**4.7 %**
Acquisitions of other real estate investments[(B)]			80,778	80,727			374,844	374,685
Total Third-Party Acquisitions			**$ 625,733**	**$ 516,759**			**$ 2,253,807**	**$ 1,709,967**

A. Amounts include the acquisition of properties by a consolidated entity in which we have less than 100% ownership interest.
B. Amounts include the acquisition of non-industrial assets, including yards and renewable energy assets.

24

Q4 2025 Supplemental

PROLOGIS®

Capital Deployment

Dispositions and Contributions

	Three Months Ended December 31, 2025				Twelve Months Ended December 31, 2025			
	Square Feet		Sales Price		Square Feet		Sales Price	
square feet and dollars in thousands	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Third-Party Building Dispositions								
Prologis Wholly-Owned	2,846	2,845	$ 411,168	$ 411,086	4,076	4,075	$ 582,204	$ 582,122
Prologis Targeted U.S. Logistics Fund	195	62	41,925	13,357	195	62	41,925	13,357
Total U.S.	**3,041**	**2,907**	**453,093**	**424,443**	**4,271**	**4,137**	**624,129**	**595,479**
FIBRA Prologis	–	–	–	–	128	40	7,663	2,385
Total Other Americas	**–**	**–**	**–**	**–**	**128**	**40**	**7,663**	**2,385**
Prologis European Logistics Fund	267	71	32,982	8,720	267	71	32,982	8,720
Prologis European Logistics Partners	299	150	18,047	9,024	299	150	18,047	9,024
Total Europe	**566**	**221**	**51,029**	**17,744**	**566**	**221**	**51,029**	**17,744**
Nippon Prologis REIT	–	–	–	–	236	36	35,823	5,481
Total Asia	**–**	**–**	**–**	**–**	**236**	**36**	**35,823**	**5,481**
Total Outside the U.S.	**566**	**221**	**51,029**	**17,744**	**930**	**297**	**94,515**	**25,610**
Total Third-Party Building Dispositions	**3,607**	**3,128**	**504,122**	**442,187**	**5,201**	**4,434**	**718,644**	**621,089**
Building Contributions to Co-Investment Ventures								
Prologis Targeted U.S. Logistics Fund	5,185	5,185	1,000,986	682,072	5,185	5,185	1,000,986	682,072
Total U.S.	**5,185**	**5,185**	**1,000,986**	**682,072**	**5,185**	**5,185**	**1,000,986**	**682,072**
FIBRA Prologis	540	540	65,100	42,588	540	540	65,100	42,588
Total Other Americas	**540**	**540**	**65,100**	**42,588**	**540**	**540**	**65,100**	**42,588**
Prologis European Logistics Fund	1,891	1,891	287,741	211,663	2,293	2,293	336,048	247,256
Total Europe	**1,891**	**1,891**	**287,741**	**211,663**	**2,293**	**2,293**	**336,048**	**247,256**
Prologis Japan Core Logistics Fund	412	412	84,496	70,765	412	412	84,496	70,765
Total Asia	**412**	**412**	**84,496**	**70,765**	**412**	**412**	**84,496**	**70,765**
Total Outside the U.S.	**2,843**	**2,843**	**437,337**	**325,016**	**3,245**	**3,245**	**485,644**	**360,609**
Total Building Contributions to Co-Investment Ventures	**8,028**	**8,028**	**1,438,323**	**1,007,088**	**8,430**	**8,430**	**1,486,630**	**1,042,681**
Total Building Dispositions and Contributions	**11,635**	**11,156**	**$ 1,942,445**	**$ 1,449,275**	**13,631**	**12,864**	**$ 2,205,274**	**$ 1,663,770**
Weighted average stabilized cap rate				**5.0%**				**4.9%**
Land dispositions			81,294	79,782			97,381	92,222
Dispositions of other real estate investments(A)			394,876	356,397			456,016	414,182
Grand Total Dispositions and Contributions			**$ 2,418,615**	**$ 1,885,454**			**$ 2,758,671**	**$ 2,170,174**

25

A. Amounts include the disposition of non-industrial assets, including yards, renewable energy assets and data centers. Dispositions of Non-Strategic Assets are included as third-party building dispositions.

Q4 2025 Supplemental
PROLOGIS

Capital Deployment

Land Portfolio – Owned and Managed

square feet and dollars in thousands, including markets where we own land ordered by Prologis Share of Operating Portfolio NOI (%)	Acres			Current Book Value		
	Owned and Managed	Prologis Share	Estimated Build Out (sq ft)	Owned and Managed	Prologis Share	% of Total
Southern California	602	576	9,881	$ 707,400	$ 697,531	14.0
New Jersey/New York City	343	343	3,305	360,129	360,129	7.2
San Francisco Bay Area	41	41	716	74,923	74,923	1.5
Chicago	84	84	1,388	23,781	23,735	0.5
Dallas/Ft. Worth	495	495	7,135	191,504	191,310	3.8
South Florida	90	84	1,357	110,616	106,128	2.1
Atlanta	319	319	3,032	44,472	44,472	0.9
Lehigh Valley	105	105	876	38,515	38,515	0.8
Houston	400	388	5,763	164,415	162,220	3.3
Seattle	45	45	892	39,176	39,176	0.8
Baltimore/Washington	111	111	1,253	83,058	83,058	1.7
Central Valley	633	633	9,516	202,779	202,778	4.1
Phoenix	92	92	1,531	42,135	42,135	0.9
Nashville	365	365	5,085	170,566	170,566	3.4
Orlando	119	102	1,701	37,689	32,258	0.7
Las Vegas	980	980	14,826	325,767	325,767	6.5
Cincinnati	146	146	882	22,153	22,153	0.4
Indianapolis	4	4	38	284	284	0.0
Central PA	104	104	1,117	36,562	36,562	0.7
Remaining U.S. markets (8 markets)	479	470	7,283	230,744	223,709	4.5
Total U.S.	**5,557**	**5,487**	**77,577**	**2,906,668**	**2,877,409**	**57.8**
Mexico	946	813	17,474	313,480	299,320	6.0
Canada	362	362	6,570	666,978	666,978	13.4
Brazil	726	635	15,310	280,962	268,280	5.4
Total Other Americas	**2,034**	**1,810**	**39,354**	**1,261,420**	**1,234,578**	**24.8**
United Kingdom	292	282	6,018	311,828	260,726	5.2
Germany	119	85	2,573	144,059	105,601	2.1
France	171	124	3,340	56,301	47,576	1.0
Netherlands	55	55	1,437	60,700	60,700	1.2
Remaining European countries (7 countries)	758	688	14,601	190,769	170,774	3.4
Total Europe	**1,395**	**1,234**	**27,969**	**763,657**	**645,377**	**12.9**
Japan	99	99	6,322	155,347	155,347	3.1
China	78	12	2,499	26,381	3,957	0.1
India	263	224	6,134	73,505	62,479	1.3
Total Asia	**440**	**335**	**14,955**	**255,233**	**221,783**	**4.5**
Total Outside the U.S.	**3,869**	**3,379**	**82,278**	**2,280,310**	**2,101,738**	**42.2**
Total Land Portfolio	**9,426**	**8,866**	**159,855**	**$ 5,186,978**	**$ 4,979,147**	**100.0**

26

Q4 2025 Supplemental PROLOGIS®

Capital Deployment

Land Portfolio – Summary and Roll Forward

dollars in thousands	Acres			Current Book Value		
	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	% of Total
Central	1,718	1,697	19.1	$ 689,258	$ 679,828	13.7
East	1,236	1,213	13.7	718,768	708,849	14.2
West	2,603	2,577	29.1	1,498,642	1,488,732	29.9
Total U.S.	**5,557**	**5,487**	**61.9**	**2,906,668**	**2,877,409**	**57.8**
Mexico	946	813	9.2	313,480	299,320	6.0
Canada	362	362	4.1	666,978	666,978	13.4
Brazil	726	635	7.2	280,962	268,280	5.4
Total Other Americas	**2,034**	**1,810**	**20.5**	**1,261,420**	**1,234,578**	**24.8**
Central Europe	489	465	5.2	133,106	128,556	2.6
Northern Europe	217	165	1.9	216,615	172,960	3.5
Southern Europe	397	322	3.6	102,108	83,135	1.6
United Kingdom	292	282	3.2	311,828	260,726	5.2
Total Europe	**1,395**	**1,234**	**13.9**	**763,657**	**645,377**	**12.9**
Japan	99	99	1.1	155,347	155,347	3.1
China	78	12	0.1	26,381	3,957	0.1
India	263	224	2.5	73,505	62,479	1.3
Total Asia	**440**	**335**	**3.7**	**255,233**	**221,783**	**4.5**
Total Outside the U.S.	**3,869**	**3,379**	**38.1**	**2,280,310**	**2,101,738**	**42.2**
Total Land Portfolio	**9,426**	**8,866**	**100.0**	**$ 5,186,978**	**$ 4,979,147**	**100.0**
Estimated build out of land portfolio (in TEI)				$ 26,300,000	$ 25,000,000	
Estimated build out of Covered Land Plays (in TEI)				8,200,000	6,700,000	
Estimated build out of other land (in TEI)(A)				8,100,000	7,300,000	
Total				**$ 42,600,000**	**$ 39,000,000**	

Land Roll Forward - Prologis Share	U.S.	Other Americas	Europe	Asia	Total
At September 30, 2025	**$ 2,995,500**	**$ 1,216,857**	**$ 723,009**	**$ 210,567**	**$ 5,145,933**
Acquisitions	18,417	39,043	101,930	23,232	182,622
Reclassifications	2,144	1,005	–	–	3,149
Dispositions	(34,250)	–	–	–	(34,250)
Development starts	(170,229)	(32,946)	(106,278)	(9,737)	(319,190)
Infrastructure costs	64,971	8,318	17,175	5,718	96,182
Effect of changes in foreign exchange rates and other	856	2,301	(90,459)	(7,997)	(95,299)
At December 31, 2025	**$ 2,877,409**	**$ 1,234,578**	**$ 645,377**	**$ 221,783**	**$ 4,979,147**

27

A. Amounts include approximately 3,400 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements.

Q4 2025 Supplemental

Capital Deployment

Solar and Energy Storage Portfolios – Owned and Managed

dollars in thousands, including markets we own solar ordered by Prologis Share of Operating Portfolio NOI (%)	Operating Portfolio		Under Development		
	Capacity (MW)	Gross Book Value	Capacity (MW)	Current Investment	TEI
Southern California	47	$ 107,382	53	$ 103,889	$ 152,153
New Jersey/New York City	70	156,902	47	123,734	181,520
Chicago	9	22,578	48	114,682	154,497
San Francisco Bay Area	12	30,007	28	39,011	80,923
Central Valley	26	51,465	12	20,384	30,472
Baltimore/Washington	2	4,672	14	43,891	61,536
Remaining U.S. markets (5 markets)	3	8,067	9	13,286	24,895
Total U.S.	**169**	**381,073**	**211**	**458,877**	**685,996**
Mexico	2	1,594	34	20,925	34,091
Total Other Americas	**2**	**1,594**	**34**	**20,925**	**34,091**
Germany	40	34,592	15	9,610	15,709
Italy	15	9,502	4	2,545	4,579
Remaining European countries (6 countries)	11	12,665	12	2,639	9,066
Total Europe	**66**	**56,759**	**31**	**14,794**	**29,354**
Japan	62	79,014	12	2,118	9,718
China	25	13,930	–	–	–
Singapore	5	4,084	–	–	–
Total Asia	**92**	**97,028**	**12**	**2,118**	**9,718**
Total Outside the U.S	**160**	**155,381**	**77**	**37,837**	**73,163**
Total Solar Portfolio	**329**	**536,454**	**288**	**496,714**	**759,159**
Energy Storage Portfolio	**60**	**80,434**	**32**	**31,616**	**40,184**
Total Solar and Energy Storage Portfolio	**389**	**616,888**	**320**	**528,330**	**799,343**
Third party and other	672			Investment Tax Credits ("ITC")	(291,778)
Projects awaiting final commissioning[(A)]	49			**TEI, Net of ITCs**	**507,565**
Total installed capacity	**1,110**			**Estimated weighted average stabilized yield**	**11.4 %**

28

A. These projects are also included as under development in the solar and energy storage portfolio.

THIRD-PARTY AUM dollars in billions THIRD-PARTY FEE RELATED AND PROMOTE REVENUE in millions FEE RELATED EARNINGS ANNUALIZED* in millions NET PROMOTE INCOME (EXPENSE) dollars in millions Strategic Capital Overview 21.6 37.1 51.5 50.9 24.8 Trailing 3-year basis points of third-party AUM 94.9% 95.0% 93.0% 95.0% 93.6% % Open end/Public *This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. A. Net Promote Income (Expense) in 2025 is negative due to expense from the amortization of stock compensation issued to employees related to promote income recognized in prior periods. (A)

Strategic Capital

Q4 2025 Supplemental

Summary and Financial Highlights

Co-Investment Ventures	Region	Type	Established	Accounting Method	Ownership	Structure	Next Promote Opportunity
Prologis U.S. Logistics Venture	U.S.	Core	2014	Consolidated	55.0 %	Open end	Q4 2026*
Prologis Targeted U.S. Logistics Fund	U.S.	Core	2004	Unconsolidated	31.9 %	Open end	Q2 2026
FIBRA Prologis[A]	Mexico	Core	2014	Unconsolidated	34.6 %	Publicly listed	Q2 2026
Prologis Brazil Logistics Venture	Brazil	Core/Development	2019	Unconsolidated	20.0 %	Closed end	Q4 2026*
Prologis European Logistics Fund	Europe	Core	2007	Unconsolidated	26.4 %	Open end	Q3 2028
Prologis European Logistics Partners	Europe	Core	2013	Unconsolidated	50.0 %	Open end	Q4 2026*
Nippon Prologis REIT[A]	Japan	Core	2013	Unconsolidated	15.3 %	Publicly listed	N/A
Prologis Japan Core Logistics Fund	Japan	Core	2023	Unconsolidated	16.3 %	Closed end	Q2 2026
Prologis China Core Logistics Fund / CREIT[A]	China	Core	2019 / 2025	Unconsolidated	15.5% / 20.7%	Open end / Publicly listed	Q3 2028 / N/A
Prologis China Logistics Venture	China	Development	2011	Unconsolidated	15.0 %	Closed end	Q3 2028

	Venture (at 100%)[B]			
in thousands	Square Feet	GBV of Operating Bldgs	GBV of Real Estate	Debt
Unconsolidated Co-Investment Ventures				
Prologis Targeted U.S. Logistics Fund	138,835	$ 16,210,179	$ 16,761,094	$ 6,385,630
FIBRA Prologis[A]	66,098	5,373,486	6,709,700	2,429,429
Prologis Brazil Logistics Venture and other joint ventures	19,295	950,690	1,036,669	–
Prologis European Logistics Fund	174,193	22,117,251	22,283,947	7,101,008
Prologis European Logistics Partners	64,004	8,204,333	8,537,474	–
Nippon Prologis REIT[A]	44,339	6,200,150	6,282,132	2,301,945
Prologis Japan Core Logistics Fund	3,531	614,146	614,146	333,714
Prologis China Core Logistics Fund / CREIT[A]	30,037	2,247,401	2,291,826	809,313
Prologis China Logistics Venture	23,253	756,715	805,693	312,464
Total Unconsolidated Co-Investment Ventures	**563,585**	**62,674,351**	**65,322,681**	**19,673,503**
Consolidated Co-Investment Ventures				
Prologis U.S. Logistics Venture	78,187	8,438,887	8,507,999	–
Total Consolidated Co-Investment Ventures	**78,187**	**8,438,887**	**8,507,999**	**–**
Total Co-Investment Ventures	**641,772**	**$ 71,113,238**	**$ 73,830,680**	**$ 19,673,503**

* The next promote opportunity is related to the Stabilization of individual development projects.

A. Throughout this document we use the most recent public information for these co-investment ventures.

B. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

30

Q4 2025 Supplemental PROLOGIS®

Strategic Capital

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%)(A)

dollars in thousands	U.S.	Other Americas	Europe	Asia	Total
Operating Information	**For the Three Months Ended December 31, 2025**				
Rental revenue	$ 422,236	$ 211,160	$ 546,710	$ 160,346	$ 1,340,452
Rental expense	(99,962)	(32,419)	(125,129)	(45,519)	(303,029)
General and administrative expense	(19,900)	(19,555)	(22,965)	(16,952)	(79,372)
Depreciation and amortization expense	(132,419)	(58,537)	(221,560)	(54,702)	(467,218)
Other operating revenue (expense)	(213)	(105)	587	4	273
Operating income (expense) before gains on real estate transactions, net	**169,742**	**100,544**	**177,643**	**43,177**	**491,106**
Gains (losses) on dispositions of investments in real estate, net	24,081	(446)	10,772	37,674	72,081
Operating income (expense)	**193,823**	**100,098**	**188,415**	**80,851**	**563,187**
Interest expense	(67,604)	(33,119)	(54,439)	(20,222)	(175,384)
Current and deferred income tax benefit (expense)	(605)	(324)	34,508	(10,313)	23,266
Foreign currency, derivative and other gains (losses) and other income (expense), net	5,638	1,165	240	(4,095)	2,948
Net earnings (loss)	**131,252**	**67,820**	**168,724**	**46,221**	**414,017**
Real estate related depreciation and amortization expense	128,080	60,280	219,615	52,278	460,253
(Gains) losses on dispositions of investments in real estate, net of taxes	(24,064)	446	(9,505)	(37,418)	(70,541)
Unrealized foreign currency, derivative and other losses (gains), net	–	1,606	(1,050)	3,240	3,796
Deferred income tax expense (benefit)	–	–	(77,665)	88	(77,577)
FFO, as modified by Prologis*	**235,268**	**130,152**	**300,119**	**64,409**	**729,948**
Core FFO defined adjustments	(17)	22	351	5	361
Core FFO*	**$ 235,251**	**$ 130,174**	**$ 300,470**	**$ 64,414**	**$ 730,309**
Balance Sheet Information	**At December 31, 2025**				
Operating properties, before depreciation	$ 16,210,179	$ 6,324,176	$ 30,321,584	$ 9,818,412	$ 62,674,351
Accumulated depreciation	(3,280,994)	(989,340)	(5,661,244)	(1,322,216)	(11,253,794)
Properties under development, land and other real estate	550,915	1,422,193	499,837	175,385	2,648,330
Other assets	1,230,583	551,186	1,604,191	798,137	4,184,097
Total assets	**$ 14,710,683**	**$ 7,308,215**	**$ 26,764,368**	**$ 9,469,718**	**$ 58,252,984**
Third-party debt	$ 6,385,630	$ 2,429,429	$ 7,101,008	$ 3,757,436	$ 19,673,503
Other liabilities	996,969	324,029	2,208,575	434,515	3,964,088
Total liabilities	**$ 7,382,599**	**$ 2,753,458**	**$ 9,309,583**	**$ 4,191,951**	**$ 23,637,591**
Weighted average ownership	**31.9%**	**32.3%**	**33.1%**	**15.6%**	**29.9%**

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

31

Non-GAAP Pro-Rata Financial Information(A) Strategic Capital dollars in thousands Noncontrolling Interests included in Consolidated Amounts* Prologis Share of Unconsolidated Co-Investment Ventures* Operating Information For the Three Months Ended December 31, 2025 Rental revenue $ 107,441 $ 400,734 Rental expense (26,217) (88,363) General and administrative expense (12,024) (25,132) Depreciation and amortization expense (31,213) (140,009) Other operating income (expense) 467 209 Operating income before gains 38,454 147,439 Gains (losses) on dispositions of investments in real estate, net 11,644 17,868 Operating income 50,098 165,307 Interest expense (245) (49,860) Current and deferred income tax benefit (expense) (774) 8,929 Foreign currency, derivative and other gains (losses) and other income (expense), net (94) 1,727 Earnings from unconsolidated co-investment ventures, net 35 – Net earnings 49,020 126,103 Real estate related depreciation and amortization expense 32,539 138,057 (Gains) losses on other dispositions of investments in real estate, net of taxes (excluding development properties and land) (196) (17,297) NAREIT defined FFO* 81,363 246,863 Unrealized foreign currency, derivative and other losses (gains), net – 801 Deferred income tax expense (benefit) 728 (24,333) FFO, as modified by Prologis* 82,091 223,331 Core FFO defined adjustments (11,448) 23 Core FFO* $ 70,643 $ 223,354 Balance Sheet Information At December 31, 2025 Operating properties, before depreciation $ 3,957,224 $ 18,675,925 Accumulated depreciation (932,617) (3,422,492) Properties under development, land and other real estate 168,491 891,389 Other assets 260,769 979,925 Total assets $ 3,453,867 $ 17,124,747 Third-party debt $ 23,183 $ 5,329,877 Other liabilities 113,971 1,115,004 Total liabilities $ 137,154 $ 6,444,881 Weighted average ownership 34.1% 29.9 % Noncontrolling interests investment $ 3,316,713 Investment in and advances to unconsolidated co-investment ventures $ 10,263,233 Investment in and advances to other unconsolidated ventures 830,703 Investment in and advances to unconsolidated entities $ 11,093,936 * This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated.

Q4 2025 Supplemental PROLOGIS

Capitalization

Overview

ASSETS UNDER MANAGEMENT
dollars in millions



$161,802
$229,723
$229,723
$245,000
$210,000
$175,000
$140,000
$105,000
$70,000
$35,000
$0
Debt $40,344
Market Equity $121,458
Investment Capacity $2,798
AUM Strategic Capital $101,652
Investors' share of ventures $65,123
Prologis Share of ventures $33,731
Direct owned and other $128,071
Total Enterprise Value(A) $161,802
Asia 5.9%
Other Americas 2.6%
Europe 16.3%
U.S.(B) 75.2%
Enterprise Value(A)
AUM by Ownership
AUM by Geography

U.S. DOLLAR EXPOSURE
dollars in millions



$161,802
$40,344
$121,458
Outside U.S. 17.0%
U.S. Dollar (B) 83.0%
Outside U.S. 56.7%
U.S. Dollar(B) 43.3%
Outside U.S. 4.1%
U.S. Dollar (B) 95.9%
Enterprise Value(A)
Debt
Market Equity

Prologis Share - Debt Metrics(C)		
	December 31, 2025	September 30, 2025
Debt as % of gross Market Capitalization*	24.6 %	26.5 %
Debt as % of gross real estate assets*	35.7 %	35.8 %
Secured debt as % of gross real estate assets*	0.3 %	0.5 %
Unencumbered gross real estate assets to unsecured debt*	271.1 %	270.6 %
Fixed charge coverage ratio*	5.9x	6.4x
Fixed charge coverage ratio, excluding development gains*	5.7x	6.1x
Debt/Adjusted EBITDA*	5.3x	5.0x
Debt/Adjusted EBITDA, excluding development gains*	5.4x	5.3x
Weighted average interest rate	3.3 %	3.2 %
Weighted average remaining maturity in years	8.2	8.3
Percentage of floating rate debt	3.8 %	4.3 %
Credit Ratings at December 31, 2025(D)		
Moody's	A2 (Outlook Stable)	
Standard & Poor's	A (Outlook Stable)	

DEBT BY CURRENCY – PROLOGIS SHARE



USD 43.3%
EUR 33.2%
GBP 7.9%
JPY 8.3%
Other 7.3%

UNENCUMBERED ASSETS – PROLOGIS SHARE: $109.9B
in billions



Operating Properties $93.7
CIP & Land $8.7
Other $7.5

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Enterprise value is calculated using Prologis' stock price of $127.66 at December 31, 2025.
B. Mexico is included in the U.S. as it is U.S. dollar functional.
C. The detailed calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules.
D. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

33

Q4 2025 Supplemental PROLOGIS®

Capitalization

Debt Components – Consolidated

dollars in thousands

	Unsecured						
Maturity	Senior Notes	Credit Facilities and Commercial Paper[(A)]	Term Loans and Other[(B)]	Secured Mortgage	Total	Wtd. Avg. Interest Rate	% Fixed
2026	$ 987,380	$ –	$ 684,819	$ 96,259	$ 1,768,458	2.5 %	67 %
2027	1,984,652	–	199,812	4,156	2,188,620	2.3 %	93 %
2028	2,594,128	44,679	110,919	3,041	2,752,767	3.2 %	95 %
2029	3,427,001	–	–	3,191	3,430,192	2.7 %	100 %
2030	2,847,961	–	31,914	3,345	2,883,220	2.7 %	99 %
2031	2,606,207	–	127,655	17,607	2,751,469	2.9 %	100 %
2032	2,776,241	–	191,482	18,715	2,986,438	2.4 %	100 %
2033	2,912,505	–	166,413	43,216	3,122,134	4.4 %	98 %
2034	3,077,500	–	397,506	–	3,475,006	3.7 %	97 %
2035	2,633,363	–	–	–	2,633,363	3.5 %	100 %
2036	184,461	–	–	–	184,461	0.9 %	100 %
Thereafter	7,401,918	–	–	–	7,401,918	3.6 %	100 %
Subtotal	**$ 33,433,317**	**$ 44,679**	**$ 1,910,520**	**$ 189,530**	**$ 35,578,046**	**3.2 %**	**97 %**
Unamortized net premiums (discounts)	(410,322)	–	–	6,368	(403,954)		
Unamortized finance costs	(135,024)	–	(1,797)	(198)	(137,019)		
Total consolidated debt, net of premiums (discounts)	**$ 32,887,971**	**$ 44,679**	**$ 1,908,723**	**$ 195,700**	**$ 35,037,073**		
Weighted average interest rate	3.2 %	0.9 %	1.9 %	4.5 %	3.2 %		
Weighted average remaining maturity in years	8.8	2.7	4.0	3.7	8.5		

Prologis consolidated debt by local currency

	Senior Notes	Credit Facilities and Commercial Paper	Term Loans and Other	Secured Mortgage	Total	Investment Hedges[(C)]	Total	% of Total
USD	$ 15,226,943	$ –	$ 6,858	$ 152,025	$ 15,385,826	$ (882,616)	$ 14,503,210	42 %
EUR	12,064,552	–	237,552	–	12,302,104	–	12,302,104	35 %
GBP	1,843,931	–	–	–	1,843,931	682,616	2,526,547	7 %
JPY	1,533,881	44,679	1,352,034	–	2,930,594	–	2,930,594	8 %
CAD	1,814,962	–	146,001	43,675	2,004,638	200,000	2,204,638	6 %
Other	403,702	–	166,278	–	569,980	–	569,980	2 %
Total debt	**$32,887,971**	**$ 44,679**	**$ 1,908,723**	**$ 195,700**	**$35,037,073**	**$ –**	**$35,037,073**	**100 %**

Liquidity

Aggregate lender commitments:	
Credit facilities	$ 6,503,467
Less: Credit facilities borrowings outstanding	44,679
Less: Commercial paper borrowings outstanding[(D)]	–
Less: Outstanding letters of credit	26,982
Current availability	6,431,806
Cash and cash equivalents	1,145,647
Total liquidity	**$ 7,577,453**

A. The maturity for the Yen Revolver ($45 million) is reflected at the extended maturity date, as the extension is at our option.
B. The maturity of certain debt ($146 million) is reflected at the extended maturity dates as the extension is at our option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See page 30 for our market equity exposure by currency.
D. We are required to maintain available commitments under our credit facilities in an amount at least equal to the commercial paper borrowings outstanding.

34

Q4 2025 Supplemental PROLOGIS®

Capitalization

Debt Components – Noncontrolling Interests and Unconsolidated(A)

dollars in thousands

Maturity	Noncontrolling Interests Unsecured	Secured	Total	Wtd. Avg. Interest Rate	% Fixed	Prologis Share of Unconsolidated Co-Investment Ventures Unsecured(B)	Secured	Total	Wtd. Avg. Interest Rate	% Fixed
2026	$ –	$ 5,633	$ 5,633	6.5 %	13 %	$ 165,889	$ 34,367	$ 200,256	4.0 %	42 %
2027	2,822	829	3,651	6.3 %	23 %	200,139	39,799	239,938	3.3 %	95 %
2028	2,468	390	2,858	6.3 %	14 %	515,325	79,823	595,148	4.2 %	61 %
2029	–	410	410	3.3 %	100 %	799,398	3,725	803,123	3.8 %	84 %
2030	–	430	430	3.3 %	100 %	489,300	1,108	490,408	3.0 %	99 %
2031	–	1,861	1,861	3.3 %	100 %	506,145	342	506,487	3.3 %	100 %
2032	–	473	473	3.3 %	100 %	474,208	342	474,550	2.6 %	100 %
2033	–	6,806	6,806	3.3 %	100 %	315,425	38,662	354,087	2.4 %	100 %
2034	–	–	–	–	–	409,422	15,894	425,316	4.5 %	100 %
2035	–	–	–	–	–	610,996	–	610,996	4.9 %	100 %
2036	–	–	–	–	–	374,360	–	374,360	4.6 %	100 %
Thereafter	–	–	–	–	–	288,748	–	288,748	3.8 %	100 %
Subtotal	**$ 5,290**	**$ 16,832**	**$ 22,122**	**5.0 %**	**54 %**	**$ 5,149,355**	**$214,062**	**$5,363,417**	**3.7 %**	**91 %**
Unamortized net premiums (discounts)	–	1,088	1,088			(14,970)	326	(14,644)		
Unamortized finance costs	–	(27)	(27)			(18,035)	(861)	(18,896)		
Noncontrolling interests and Prologis Share of unconsolidated debt, net of unamortized premiums (discounts) and finance costs	**$ 5,290**	**$ 17,893**	**$ 23,183**			**$ 5,116,350**	**$213,527**	**$5,329,877**		
Weighted average interest rate	6.9 %	4.4 %	5.0 %			3.7 %	3.8 %	3.7 %		
Weighted average remaining maturity in years	2.1	5.0	5.7			6.2	3.9	6.1		

Noncontrolling interests share of consolidated debt by local currency

	Unsecured	Secured	Total	% of Total
USD	$ –	$ 17,893	$ 17,893	77 %
EUR	–	–	–	–
GBP	–	–	–	–
JPY	–	–	–	–
CAD	–	–	–	–
Other	5,290	–	5,290	23 %
Total debt	**$ 5,290**	**$ 17,893**	**$ 23,183**	**100 %**

Prologis Share of unconsolidated debt by local currency

	Unsecured	Secured	Total	Investment Hedges(C)	Total	% of Total
USD	$ 2,964,806	$ 28,282	$ 2,993,088	$ –	$2,993,088	56 %
EUR	1,577,020	49,558	1,626,578	(548,333)	1,078,245	20 %
GBP	194,291	24,739	219,030	447,365	666,395	13 %
JPY	352,197	54,229	406,426	–	406,426	8 %
CAD	–	–	–	–	–	–
Other	28,036	56,719	84,755	100,968	185,723	3 %
Total debt	**$ 5,116,350**	**$213,527**	**$5,329,877**	**$ –**	**$5,329,877**	**100 %**

A. Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated.
B. The maturity of certain unsecured debt (Prologis Share $456 million) is reflected at the extended maturity dates as the extension is at the venture's option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 30 for our market equity exposure by currency.

35

Q4 2025 Supplemental PROLOGIS®

Net Asset Value

Components – Prologis Share

in thousands, except for percentages and per square foot amounts

Operating Portfolio

	Square Feet	Gross Book Value	GBV per Sq Ft	Adjusted Cash NOI (Actual)*	Adjusted Cash NOI (Pro Forma)*	Annualized Adjusted Cash NOI*	Percent Occupied
Consolidated							
U.S.	581,487	$ 72,779,297	$ 125	$ 1,277,786	$ 1,277,786	$ 5,111,144	95.8 %
Other Americas	15,642	1,668,193	107	37,420	37,420	149,680	92.9 %
Europe	7,745	1,057,448	137	10,927	10,927	43,708	82.6 %
Asia	4,359	437,822	100	6,891	6,891	27,564	85.4 %
NOI adjustments for mid-quarter acquisitions/development completions					1,894	7,576	
Total consolidated operating portfolio	**609,233**	**75,942,760**	**125**	**1,333,024**	**1,334,918**	**5,339,672**	**95.4 %**
Unconsolidated							
U.S.	44,107	5,132,609	116	113,023	113,023	452,092	95.1 %
Other Americas	26,357	2,026,888	77	51,399	51,399	205,596	96.8 %
Europe	77,795	9,908,207	127	148,857	148,857	595,428	97.3 %
Asia	15,684	1,526,691	97	17,759	17,759	71,036	94.6 %
Net Property Management Income					11,280	50,915	
NOI adjustments for mid-quarter acquisitions/development completions					2,714	10,856	
Total unconsolidated operating portfolio	**163,943**	**18,594,395**	**113**	**331,038**	**345,032**	**1,385,923**	**96.4 %**
Total Operating Portfolio	**773,176**	**$ 94,537,155**	**$ 122**	**$ 1,664,062**	**$ 1,679,950**	**$ 6,725,595**	**95.6 %**

Development Portfolio

	Square Feet	Investment Balance	TEI	TEI per Sq Ft		Annualized Estimated NOI	Percent Leased
Consolidated							
Prestabilized							
U.S.	2,181	$ 373,931	$ 444,911	$ 204		$ 29,445	45.7 %
Other Americas	2,238	291,607	341,573	153		22,416	30.4 %
Europe	1,325	214,917	237,812	179		13,349	24.9 %
Asia	983	143,446	148,472	151		7,129	63.5 %
Properties under development							
U.S.(A)	9,095	1,696,587	2,299,515	253		158,048	
Other Americas	963	26,792	106,681	111		9,593	
Europe	3,409	232,178	813,559	239		43,551	
Asia	4,244	143,409	613,937	145		31,429	
Total consolidated development portfolio	**24,438**	**3,122,867**	**5,006,460**	**205**		**314,960**	
Unconsolidated							
U.S.	164	14,670	40,008	244		2,968	
Other Americas	474	14,655	38,863	82		2,928	
Europe	149	17,908	29,633	199		1,583	
Asia	174	3,111	10,703	62		610	
Total unconsolidated development portfolio	**961**	**50,344**	**119,207**	**124**		**8,089**	
Total Development Portfolio	**25,399**	**$ 3,173,211**	**$ 5,125,667**	**$ 202**		**$ 323,049**	
Prologis Share of est. value creation (see Capital Deployment - Development Portfolio)		933,220					
Total Development Portfolio, including est. value creation		**$ 4,106,431**					

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Amounts include a development recorded as a note receivable that is included in other real estate investments.

36

Components – Continued Net Asset Value in thousands Balance Sheet and Other Items Other assets Cash and cash equivalents $ 1,145,647 Restricted cash 227,945 Accounts receivable, prepaid assets and other tangible assets 1,752,351 Gross book value of other real estate investments and assets held for sale 6,536,700 Value added operating properties 687,496 Prologis receivable from unconsolidated co-investment ventures 341,103 Investments in and advances to other unconsolidated joint ventures 830,703 Total other assets $ 11,521,945 Other liabilities Accounts payable and other current liabilities $ 1,964,190 Deferred income taxes 156,024 Value added tax and other tax liabilities 37,950 Tenant security deposits 429,940 Other liabilities 846,749 Total other liabilities $ 3,434,853 Noncontrolling Interests and Unconsolidated Co-investment Ventures Less: noncontrolling interests share of net tangible other liabilities (assets) $ (25,689) Prologis Share of unconsolidated net tangible other assets (liabilities) $ 455,772 Less: noncontrolling interests share of value added operating properties $ (27,508) Prologis Share of unconsolidated value added operating properties $ 81,530 Land Current book value of land $ 4,888,153 Less: noncontrolling interests share of the current book value of land $ (37,401) Prologis Share of book value of land in unconsolidated co-investment ventures $ 128,395 Strategic Capital / Development Management Strategic Capital Third party share of asset management fees from consolidated and unconsolidated co-investment and other ventures (current quarter/annualized) $ 93,511 $ 374,044 Third party share of transactional fees from consolidated and unconsolidated co-investment and other ventures (current quarter/trailing twelve months) 10,509 32,512 Strategic capital expenses for asset management and transactional fees (current quarter/trailing twelve months) (38,955) (133,314) Fee Related Earnings $ 65,065 $ 273,242 Net Promote Income (Expense) (current quarter/trailing twelve months)(A) $ (12,362) $ (48,960) Net Promote Income (Expense) (five year average) $ 190,150 Development management revenue (current quarter/trailing twelve months) $ 6,904 $ 38,870 Debt (at par) and Preferred Stock Consolidated debt $ 35,578,046 Noncontrolling interests share of consolidated debt $ (22,122) Prologis Share of unconsolidated co-investment ventures' debt $ 5,363,417 Preferred stock $ 63,948 Common Stock and Limited Partnership Units Outstanding shares of common stock and limited partnership units 950,912 Net Promote Income (Expense) is negative due to expense primarily from amortization of stock compensation issued to employees related to promote income recognized in prior periods.

Notes and Definitions Prologis Park Dabrowa, Dąbrowa Górnicza, Poland

Notes and Definitions

Q4 2025 Supplemental PROLOGIS®

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation.

Acquisition Price, as presented for building acquisitions, represents economic cost. This amount includes the building purchase price plus 1) transaction closing costs, 2) due diligence costs, 3) immediate capital expenditures (including two years of property improvements and all leasing commissions and tenant improvements required to stabilize the property), and 4) the effects of marking assumed debt to market.

Adjusted Cash NOI (Actual) is a non-Generally Accepted Accounting Principles ("GAAP") financial measure and a component of Net Asset Value ("NAV"). It is used to assess the operating performance of our properties and enables both management and investors to estimate the fair value of our Operating Portfolio. A reconciliation for the most recent quarter ended of our rental income and rental expenses included in our Consolidated Statement of Income to Adjusted Cash NOI for the consolidated Operating Portfolio is as follows *(in thousands)*:

Rental revenues	$ 2,092,107
Rental expenses	(503,222)
NOI	1,588,885
Net termination fees and adjustments (a)	(5,073)
Less: actual NOI for Development Portfolio and Other Real Estate Investments and other	(70,390)
Less: Net Property Management Income	(42,257)
Less: properties contributed or sold (b)	(18,678)
Less: noncontrolling interests share of NOI less termination fees and adjustments	(81,183)
Prologis Share of adjusted NOI for consolidated Operating Portfolio at December 31, 2025	**$ 1,371,304**
Straight-line rents (c)	(69,974)
Free rent (c)	61,572
Amortization of lease intangibles (c)	(69,333)
Net Property Management Income	42,257
Effect of foreign currency exchange (d)	662
Less: noncontrolling interests	(3,464)
Fourth Quarter Adjusted Cash NOI (Actual)	**$ 1,333,024**

a. *Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement. The termination fee is offset by that customer's rent leveling asset or liability and fair value lease asset or liability write off, if any, that has been previously recognized. Removing the net termination fees from rental income allows for the calculation of Adjusted Cash NOI (Actual) to include only rental income that is indicative of the property's recurring operating performance.*
b. *Actual NOI for properties that were contributed or sold during the three-month period is removed.*
c. *Straight-line rents, free rent and amortization of lease intangibles (above and below market leases) are removed from the rental income of our Operating Portfolio to allow for the calculation of a cash yield.*
d. *Actual NOI and related adjustments are calculated in local currency and translated at the period end rate to allow for consistency with other assets and liabilities as of the reporting date.*

Adjusted Cash NOI (Pro Forma) is a non-GAAP financial measure and consists of Adjusted Cash NOI (Actual) for the properties in our Operating Portfolio adjusted to reflect NOI for a full quarter for operating properties that were acquired or stabilized during the quarter.

Adjusted EBITDA. We use Adjusted EBITDA attributable to common stockholders/unitholders (“Adjusted EBITDA”), a non-GAAP financial measure, as a measure of our operating performance. The most directly comparable GAAP measure is net earnings.

We believe Adjusted EBITDA provides relevant and useful information by offering insight into our operating performance before the effects of financing decisions, income taxes, and certain non-cash or non-recurring charges.

We calculate Adjusted EBITDA by beginning with consolidated net earnings attributable to common stockholders and removing the effect of:

i. gains or losses from the disposition of investments in real estate (excluding development properties and land);
ii. depreciation and amortization expense;
iii. impairment charges;
iv. interest charges;
v. current and deferred income taxes;
vi. preferred stock dividends;
vii. unrealized gains or losses on foreign currency and derivatives;
viii. stock compensation amortization expense;
ix. gains from the revaluation of equity investments upon acquisition of a controlling interest; and
x. gains or losses on early extinguishment of debt and derivative contracts (including cash charges).

We also include an adjustment to reflect a full period of NOI on the operating properties we acquire or stabilize during the quarter and to remove NOI on properties we dispose of during the quarter, assuming all transactions occurred at the beginning of the quarter. For properties we contribute, we make an adjustment to reflect NOI at the new ownership percentage for the full quarter.

We calculate Adjusted EBITDA based on our proportionate ownership share of both our unconsolidated entities and consolidated ventures. We reflect our share of Adjusted EBITDA measures for unconsolidated entities by applying our average ownership percentage for the period to the applicable adjusting items on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by removing the noncontrolling interests share of the applicable adjustments based on our average ownership percentage for the applicable periods.

While we believe Adjusted EBITDA is an important supplemental measure, it should not be used alone as it excludes significant components of net earnings computed under GAAP and is therefore limited as an analytical tool. We do not use Adjusted EBITDA as an alternative measure to net earnings computed under GAAP or as an alternative to cash from operating activities computed under GAAP or as an indicator of our ability to fund our cash needs. Our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies in both the real estate industry and other industries. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation to Adjusted EBITDA from consolidated net earnings attributable to common stockholders.

Annualized Estimated NOI for the properties in our Development Portfolio is based on current TEI multiplied by the Estimated Weighted Average Stabilized Yield.

39

Notes and Definitions (continued)

Q4 2025 Supplemental PROLOGIS®

Assets Under Management ("AUM") represents the estimated fair value of the real estate we own or manage through both our consolidated and unconsolidated entities. We calculate AUM by adding Investment Capacity and the third-party investors' share of the estimated fair value of the assets in the co-investment ventures to Enterprise Value.

Business Line Reporting is a non-GAAP financial measure. Core FFO and development gains are generated by our three lines of business: (i) real estate operations; (ii) strategic capital; and (iii) development. The real estate operations line of business represents total Prologis Core FFO, less the amount allocated to the strategic capital line of business. The amount of Core FFO allocated to the strategic capital line of business represents the third-party share of asset management fees and transactional fees that we earn from our consolidated and unconsolidated co-investment ventures less costs directly associated with our strategic capital group and Net Promote Income (Expense). Realized development gains include our share of gains on dispositions of development properties and land, net of taxes. To calculate the per share amount, the amount generated by each line of business is divided by the weighted average diluted common shares outstanding used in our Core FFO per share calculation. Management believes evaluating our results by line of business is a useful supplemental measure of our operating performance because it helps the investing public compare the operating performance of Prologis' respective businesses to other companies' comparable businesses. Prologis' computation of FFO by line of business may not be comparable to that reported by other real estate companies as they may use different methodologies in computing such measures.

Calculation of Per Share Amounts

	Three Months Ended		Twelve Months Ended	
		Dec. 31,		Dec. 31,
in thousands, except per share amount	**2025**	**2024**	**2025**	**2024**
Net earnings				
Net earnings attributable to common stockholders	$1,398,227	$1,277,379	$3,322,349	$3,725,754
Noncontrolling interest attributable to exchangeable limited partnership units	33,600	32,201	81,773	94,052
Adjusted net earnings attributable to common stockholders - Diluted	**$1,431,827**	**$1,309,580**	**$3,404,122**	**$3,819,806**
Weighted average common shares outstanding - Basic	929,527	926,637	928,473	926,172
Incremental weighted average effect on exchange of limited partnership units	22,473	23,496	23,034	23,445
Incremental weighted average effect of equity awards	6,019	3,947	5,325	3,973
Weighted average common shares outstanding - Diluted	**958,019**	**954,080**	**956,832**	**953,590**
Net earnings per share - Basic	**$ 1.50**	**$ 1.38**	**$ 3.58**	**$ 4.02**
Net earnings per share - Diluted	**$ 1.49**	**$ 1.37**	**$ 3.56**	**$ 4.01**

	Three Months Ended		Twelve Months Ended	
		Dec. 31,		Dec. 31,
in thousands, except per share amount	**2025**	**2024**	**2025**	**2024**
Core FFO				
Core FFO attributable to common stockholders/ unitholders	$1,383,657	$1,434,662	$5,561,300	$5,304,939
Noncontrolling interest attributable to exchangeable limited partnership units	207	314	1,032	1,177
Core FFO attributable to common stockholders/ unitholders - Diluted	**$1,383,864**	**$1,434,976**	**$5,562,332**	**$5,306,116**
Less: Net Promote Income (Expense)	(12,362)	82,674	(48,960)	31,714
Core FFO attributable to common stockholders/ unitholders, excluding Net Promote Income (Expense) - Diluted	**$1,396,226**	**$1,352,302**	**$5,611,292**	**$5,274,402**
Weighted average common shares outstanding - Basic	929,527	926,637	928,473	926,172
Incremental weighted average effect on exchange of limited partnership units	22,473	23,496	23,034	23,445
Incremental weighted average effect of equity awards	6,019	3,947	5,325	3,973
Weighted average common shares outstanding - Diluted	**958,019**	**954,080**	**956,832**	**953,590**
Core FFO per share - Diluted	**$ 1.44**	**$ 1.50**	**$ 5.81**	**$ 5.56**
Core FFO per share, excluding Net Promote Income (Expense) - Diluted	**$ 1.46**	**$ 1.42**	**$ 5.86**	**$ 5.53**

Covered Land Plays are income generating assets acquired with the intention to redevelop for higher and better use as industrial properties. These assets may be included in our Operating Portfolio, Value-Added Properties or other real estate investments.

Debt Covenants are calculated in accordance with the respective debt agreements and may be different than other covenants or metrics presented. They are not calculated in accordance with the applicable Securities Exchange Commission rules. Please refer to the respective agreements for full financial covenant descriptions. Debt covenants as of the period end were as follows:

	Indenture		Global Line	
	Covenant	**Actual**	**Covenant**	**Actual**
Leverage ratio	<60%	31.9 %	<60%	24.3 %
Fixed charge coverage ratio	>1.5x	6.8x	>1.5x	8.0x
Secured debt leverage ratio	<40%	0.2 %	<40%	0.1 %
Unencumbered asset to unsecured debt ratio	>150%	282.5 %	N/A	N/A
Unencumbered debt service coverage ratio	N/A	N/A	>150%	763.1 %

Debt Metrics. We evaluate the following debt metrics to monitor the strength and flexibility of our capital structure and evaluate the performance of our management. Investors can utilize these metrics to make a determination about our ability to service or refinance our debt. See below for the calculations.

40

Q4 2025 Supplemental PROLOGIS

Notes and Definitions (continued)

dollars in thousands	Three Months Ended Dec. 31, 2025	Three Months Ended Sep. 30, 2025
Debt as a % of gross real estate assets:		
Consolidated debt	$ 35,037,073	$ 35,302,901
Unamortized deferred financing costs and discount, net	540,973	557,746
Consolidated debt (at par)	35,578,046	35,860,647
Noncontrolling interests share of consolidated debt (at par)	(22,122)	(21,008)
Prologis Share of unconsolidated debt (at par)	5,363,417	4,829,061
Total Prologis Share of debt (at par)	40,919,341	40,668,700
Prologis Share of outstanding foreign currency derivatives	3,423	2,516
Consolidated cash and cash equivalents	(1,145,647)	(1,186,022)
Noncontrolling interests share of consolidated cash and cash equivalents	26,685	36,101
Prologis Share of unconsolidated cash and cash equivalents	(298,652)	(252,765)
Total Prologis Share of debt, net of adjustments	**$ 39,505,150**	**$ 39,268,530**
Consolidated gross investments in real estate	95,129,356	95,037,476
Investments in and advances to other unconsolidated ventures	830,703	812,567
Assets held for sale or contribution	203,344	358,851
Acquired intangible liabilities, net of assets	(856,305)	(901,559)
Consolidated gross real estate assets	95,307,098	95,307,335
Noncontrolling interests share of consolidated gross real estate assets	(4,061,330)	(4,037,004)
Prologis Share of unconsolidated gross real estate assets	19,511,773	18,534,150
Total Prologis Share of gross real estate assets	**$ 110,757,541**	**$ 109,804,481**
Debt as a % of gross real estate assets	**35.7 %**	**35.8 %**
Debt as a % of gross Market Capitalization:		
Total Prologis Share of debt, net of adjustments	**$ 39,505,150**	**$ 39,268,530**
Total outstanding common stock and limited partnership units	950,912	950,718
Share price at quarter end	$ 127.66	$ 114.52
Total equity capitalization	$ 121,393,426	$ 108,876,225
Total Prologis Share of debt, net of adjustments	39,505,150	39,268,530
Gross Market Capitalization	**$ 160,898,576**	**$ 148,144,755**
Debt as a % of gross Market Capitalization	**24.6 %**	**26.5 %**
Secured debt as a % of gross real estate assets:		
Consolidated secured debt (at par)	$ 189,530	$ 315,403
Noncontrolling interests share of consolidated secured debt (at par)	(16,832)	(16,921)
Prologis Share of unconsolidated secured debt (at par)	214,062	247,112
Total Prologis Share of secured debt (at par)	**$ 386,760**	**$ 545,594**
Total Prologis Share of gross real estate assets	**$ 110,757,541**	**$ 109,804,481**
Secured debt as a % of gross real estate assets	**0.3 %**	**0.5 %**
Unencumbered gross real estate assets to unsecured debt:		
Consolidated unencumbered gross real estate assets	$ 94,865,110	$ 94,581,546
Noncontrolling interests share of consolidated unencumbered gross real estate assets	(4,001,217)	(3,977,056)
Prologis Share of unconsolidated unencumbered gross real estate assets	19,023,238	17,983,677
Total Prologis Share of unencumbered gross real estate assets	**$ 109,887,131**	**$ 108,588,167**
Consolidated unsecured debt (at par)	35,388,516	35,545,244
Noncontrolling interests share of consolidated unsecured debt (at par)	(5,290)	(4,087)
Prologis Share of unconsolidated unsecured debt (at par)	5,149,355	4,581,949
Total Prologis Share of unsecured debt (at par)	**$ 40,532,581**	**$ 40,123,106**
Unencumbered gross real estate assets to unsecured debt	**271.1 %**	**270.6 %**

dollars in thousands	Three Months Ended Dec. 31, 2025	Three Months Ended Sep. 30, 2025
Fixed Charge Coverage ratio:		
Adjusted EBITDA (a)	$ 2,002,231	$ 1,867,706
Adjusted EBITDA-annualized including trailing 12 months of development gains and other and excluding Net Promote Income (Expense) (b)	$ 7,552,027	$ 7,755,071
Net Promote Income (Expense) for the trailing 12 months	(48,960)	46,076
Adjusted EBITDA-annualized	$ 7,503,067	$ 7,801,147
Annualized NOI adjustment for real estate transactions	39,696	(5,412)
Adjusted EBITDA, including NOI from real estate transactions, annualized	**$ 7,542,763**	**$ 7,795,735**
Interest expense	$ 260,453	$ 258,274
Amortization and write-off of deferred loan costs	(7,696)	(7,459)
Amortization of debt discount, net	(13,501)	(14,234)
Capitalized interest	31,779	25,701
Preferred stock dividends	1,556	1,369
Noncontrolling interests share of consolidated fixed charges	(371)	(426)
Prologis Share of unconsolidated fixed charges	48,122	43,400
Total Prologis Share of fixed charges	$ 320,342	$ 306,625
Total Prologis Share of fixed charges, annualized	**$ 1,281,368**	**$ 1,226,500**
Fixed charge coverage ratio	**5.9x**	**6.4x**
Debt to Adjusted EBITDA:		
Total Prologis Share of debt, net of adjustments	**$ 39,505,150**	**$ 39,268,530**
Adjusted EBITDA-annualized	**$ 7,503,067**	**$ 7,801,147**
Debt to Adjusted EBITDA ratio	**5.3x**	**5.0x**

a. *Refer to page 9 for a reconciliation to Adjusted EBITDA from Consolidated Net Earnings Attributable to Common Stockholders.*
b. *Prologis Share of gains on dispositions of development properties and land for the trailing 12 months was $247.0 million and $351.5 million for the current quarter and the previous quarter, respectively.*

Development Portfolio includes industrial and non-industrial properties, data centers, yards and parking lots that are under development and properties that are developed but have not met Stabilization. At December 31, 2025, total TEI for yards, parking lots, data centers and non-industrial assets was $1.0 billion on an Owned and Managed and Prologis Share basis. We do not disclose square footage for yards and parking lots.

Enterprise Value equals our Market Equity plus our share of total debt.

Estimated Build Out (TEI and sq ft) represents the estimated TEI and finished square feet available for lease upon completion of an industrial building on existing parcels of land.

Estimated Value Creation represents the value that we expect to create through our development and leasing activities. We calculate Estimated Value Creation by estimating the Stabilized NOI that the property will generate and applying a stabilized capitalization rate applicable to that property. Estimated Value Creation is calculated as the amount by which the value exceeds our TEI, including closing costs and taxes, if any, and does not include any fees or promotes we may earn.

41

Notes and Definitions (continued)

Q4 2025 Supplemental PROLOGIS

Estimated Weighted Average Margin is calculated on development properties as Estimated Value Creation, less estimated closing costs and taxes, if any, on properties expected to be sold or contributed, divided by TEI.

Estimated Weighted Average Stabilized Yield is calculated on the properties in the Development Portfolio as Stabilized NOI divided by TEI. The yields on a Prologis Share basis were as follows:

	Pre-Stabilized Developments	2026 Expected Completion	2027 and Thereafter Expected Completion	Total Development Portfolio
U.S.	6.6 %	6.5 %	7.8 %	6.8 %
Other Americas	6.6 %	8.6 %	—	7.2 %
Europe	5.5 %	5.4 %	—	5.4 %
Asia	4.8 %	5.9 %	4.6 %	5.1 %
Total	6.1 %	6.3 %	6.6 %	6.3 %

Fee Related Earnings ("FRE") is a non-GAAP financial measure and component of NAV. It is used to assess the performance of our strategic capital business and enables management and investors to estimate the corresponding fair value. FRE is calculated as the third-party share of asset management fees and transactional fees from our consolidated and unconsolidated co-investment ventures and other ventures, net of direct and allocated related expenses. As non-GAAP financial measures, FRE has certain limitations as an analytical tool and may vary among real estate and asset management companies. As a result, we provide a reconciliation of Strategic Capital Revenues (from our Consolidated Financial Statements prepared in accordance with U.S. GAAP) to our FRE measure, as follows:

in thousands	Three Months Ended	Twelve Months Ended
		Dec. 31, 2025
Strategic capital revenues	$ 153,701	$ 592,353
Less: Strategic capital revenue from property management fees	(37,525)	(146,903)
Less: Prologis Share of asset management fees and transactional fees from unconsolidated entities	(23,954)	(89,761)
Add: Third-party share of asset management fees and transactional fees from consolidated ventures	12,276	48,031
Effect of foreign currency exchange	382	2,642
Third-party share of fee related and promote revenue	**$ 104,880**	**$ 406,362**
Less: Promote revenue	(860)	(2,166)
Fee related revenue	**$ 104,020**	**$ 404,196**
Less: Strategic capital expenses for asset management fees and transactional fees	(38,955)	
Fee Related Earnings	**$ 65,065**	

Fee Related Earnings Annualized utilizes the components of the current quarter FRE to calculate an estimated annual FRE amount. FRE annualized is calculated as the current quarter third-party share of asset management fees from consolidated and unconsolidated co-investment ventures multiplied by four plus the third-party share of transactional fees from consolidated and unconsolidated co-investment ventures for the trailing twelve months. This total is reduced by trailing twelve months of strategic capital expenses for asset management and transactional fees.

FFO, as modified by Prologis attributable to common stockholders/unitholders ("FFO, as modified by Prologis"); Core FFO attributable to common stockholders/unitholders ("Core FFO"); AFFO attributable to common stockholders/unitholders ("AFFO"); (collectively referred to as "FFO"). FFO is a non-GAAP financial measure that is commonly used in the real estate industry, with net earnings as the most directly comparable GAAP measure.

The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as earnings computed under GAAP to exclude depreciation and gains and losses from sales net of any related tax, along with impairment charges, of previously depreciated properties. This measure excludes the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of our investment, as these are similar to gains from the sales of previously depreciated properties. This measure excludes similar adjustments from our unconsolidated entities and the third parties' share of our consolidated ventures.

Our FFO Measures

Our FFO measures begin with NAREIT's definition, with certain adjustments to calculate FFO, as modified by Prologis, and Core FFO, both as defined below, to reflect our business and execution of our management strategy. While these adjustments are subject to significant fluctuations from period to period, with both positive and negative short-term impacts, the removal of the effects of these items enhances our understanding of the core operating performance of our properties over the long term.

We use FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate our performance against other REITs that do not have similar operations or operations in jurisdictions outside the U.S. We use both Core FFO and AFFO to (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; and (v) evaluate how a specific potential investment will impact our future results.

We calculate our FFO measures based on our proportionate ownership share of both our unconsolidated entities and consolidated ventures. We reflect our share of our FFO measures for unconsolidated entities by applying our average ownership percentage for the period to the applicable adjustments on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by removing the noncontrolling interests share of the applicable adjustments based on our average ownership percentage for the applicable periods.

FFO, as modified by Prologis

To arrive at FFO, *as modified by Prologis*, we adjust the NAREIT defined FFO measure to exclude:

i. deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;
ii. current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from our defined FFO measure; and
iii. foreign currency exchange gains and losses resulting from (a) debt transactions between us and our foreign entities; (b) third-party debt that is used to hedge our investment in foreign entities; (c) derivative financial instruments related to any such debt transactions; and (d) mark-to-market adjustments associated with derivative and other financial instruments.

42

Notes and Definitions (continued)

Q4 2025 Supplemental PROLOGIS

Core FFO

To arrive at Core FFO, we adjust FFO, as modified by Prologis, to exclude the following:

i. gains or losses from the disposition of land and development properties that were developed with the intent to contribute or sell;
ii. income tax expense related to the sale of investments in real estate;
iii. impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties; and
iv. gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock.

AFFO

To arrive at AFFO, we adjust Core FFO to include realized gains from the disposition of land and development properties, net of current tax expense, turnover costs and property improvements and exclude the following items that we recognize directly in Core FFO:

i. straight-line rents;
ii. amortization of above- and below-market lease intangibles;
iii. amortization of management contracts;
iv. amortization of debt premiums and discounts and financing costs, net of amounts capitalized; and
v. stock compensation amortization expense.

Limitations on the use of our FFO measures

While we believe our modified FFO measures are important supplemental measures, neither NAREIT's nor our measures of FFO should be used alone because they exclude significant components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Some of these limitations arise from excluding income tax expense that may be payable or depreciation and amortization expenses that reflect costs necessary to maintain operating performance. In addition, our FFO measure does not reflect changes in asset values resulting from fluctuations in market conditions or foreign currency exchange rates nor costs or benefits from settlement of deferred income taxes or the extinguishment of debt. We do not use NAREIT's nor our measures of FFO as alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

We compensate for the limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete Consolidated Financial Statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our modified FFO measures from consolidated net earnings attributable to common stockholders.

General and Administrative Expenses ("G&A"). Our property management personnel perform the property-level management of the properties in our owned and managed portfolio, which include properties we consolidate and those we manage that are owned by the unconsolidated co-investment ventures. We allocate the costs of our property management function to the properties we consolidate (included in Rental Expenses) and the properties owned by the unconsolidated co-investment ventures (included in Strategic Capital Expenses) by using the square feet owned by the respective portfolios. Strategic Capital Expenses also include the direct expenses associated with the asset management of the unconsolidated co-investment ventures provided by our employees who are assigned to our strategic capital segment as well as promote expenses. We do not allocate indirect costs to Strategic Capital Expenses.

We capitalize certain costs directly related to our development. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows:

in thousands	Three Months Ended Dec. 31, 2025	Three Months Ended Dec. 31, 2024	Twelve Months Ended Dec. 31, 2025	Twelve Months Ended Dec. 31, 2024
Building and land development activities	$ 30,797	$ 30,069	$ 115,584	$ 133,349
Operating building improvements and other	15,875	13,293	59,484	55,451
Total capitalized G&A	**$ 46,672**	**$ 43,362**	**$ 175,068**	**$ 188,800**

G&A as a Percent of Assets Under Management (dollars in thousands)	
Adjusted G&A (trailing twelve months):	
Net G&A	$ 469,114
Add: strategic capital expenses (excluding promote expense)	220,203
Less: strategic capital property management expenses	(86,889)
Adjusted G&A	**$ 602,428**
Gross book value at period end (a):	
Operating properties	$ 143,234,323
Development portfolio - TEI	5,569,320
Land portfolio	5,186,978
Other real estate investments and assets held for sale	9,090,913
Total value of assets under management	**$ 163,081,534**
G&A as % of assets under management	**0.37 %**

(a) *This does not represent enterprise value*

Guidance. The following is a reconciliation of our annual guided Net Earnings per share to our guided Core FFO per share:

	Low	High
Net earnings attributable to common stockholders (a)	**$ 3.70**	**$ 4.00**
Our share of:		
Depreciation and amortization	3.10	3.15
Net gains on real estate transactions, net of taxes	(0.80)	(0.95)
Unrealized foreign currency losses (gains), losses (gains) on early extinguishment of debt and other, net	—	—
Core FFO attributable to common stockholders/unitholders	**$ 6.00**	**$ 6.20**
Less: Net Promote Income (Expense)	(0.05)	(0.05)
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)	**$ 6.05**	**$ 6.25**

a. *Earnings guidance includes potential future gains recognized from real estate transactions, but excludes future foreign currency or derivative gains or losses as these items are difficult to predict.*

IBI Activity Index is a seasonally-adjusted diffusion index based on a monthly survey of business activity from a geographically-diverse group of respondents across the U.S. Readings greater than 50 reflect growth in activity. These are proprietary metrics for the U.S. Prologis portfolio.

43

Notes and Definitions (continued)

Q4 2025 Supplemental PROLOGIS®

Income Taxes.

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,	
in thousands	**2025**	**2024**	**2025**	**2024**
Current income tax expense	$ 53,354	$ 45,474	$ 172,993	$ 116,040
Current income tax expense (benefit) on dispositions	22,083	22,436	26,715	29,742
Total current income tax expense (benefit)	75,437	67,910	199,708	145,782
Deferred income tax expense (benefit)	7,257	18,960	4,309	21,161
Total income tax expense (benefit)	**$ 82,694**	**$ 86,870**	**$ 204,017**	**$ 166,943**

Interest Expense.

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,	
in thousands	**2025**	**2024**	**2025**	**2024**
Gross interest expense	$ 271,035	$ 236,297	$1,023,805	$ 892,612
Amortization of debt discounts, net	13,501	13,785	55,562	52,249
Amortization of finance costs	7,696	6,654	30,085	26,636
Interest expense before capitalization	292,232	256,736	1,109,452	971,497
Capitalized amounts	(31,779)	(24,504)	(107,108)	(107,565)
Interest Expense	**$ 260,453**	**$ 232,232**	**$1,002,344**	**$ 863,932**

Investment Capacity is our estimate of the gross real estate that could be acquired by our co-investment ventures through the use of existing equity commitments from us and third-party investors, less any unpaid redemption requests, assuming a midpoint of the target leverage range of the ventures.

Lease Negotiation Gestation is the measurement of the number of days between the first proposal exchange with the prospective customer and the final lease signing, including lease terms less than twelve months. This is for new leases in our Operating Portfolio only and excludes renewals.

Lease Proposals are the total initial proposals sent to prospective customers in our Operating Portfolio, measured by net rentable area in square feet. Proposals as a percent of available net rentable area refers to proposals on units vacant or expiring in the next twelve months. Includes proposals with lease terms less than twelve months, as well as customer expansions and renewals.

Market Capitalization equals Market Equity, less liquidation preference of the preferred shares/units, plus our share of total debt.

Market Equity equals outstanding shares of common stock and units multiplied by the closing stock price plus the liquidation preference of the preferred shares/units.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular line of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, we have presented the financial results and investments related to our business components that we believe are important in calculating our NAV but we have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, strategic capital platform or development platform.

Net Effective Rent is calculated at the beginning of the lease using estimated total cash base rent to be received over the term and annualized, and excludes fair value lease amortization from acquisitions. Amounts derived in a currency other than the U.S. dollar have been translated using the average rate from the previous twelve months. The per square foot number is calculated by dividing the Net Effective Rent by the occupied square feet of the lease.

Net Operating Income ("NOI") is a non-GAAP financial measure used to evaluate our operating performance and represents rental revenue less rental expenses. For our consolidated properties, it is calculated directly from our Consolidated Financial Statements as Rental Revenue less Rental Expenses.

Net Promote Income (Expense) is promote revenue earned from third-party investors during the period, net of related cash and stock compensation expenses, and taxes and foreign currency derivative gains and losses, if applicable.

Net Property Management Income represents property management fees less the actual costs of providing property management services.

Non-GAAP Pro-Rata Financial Information. This information includes non-GAAP financial measures. The Prologis Share of unconsolidated co-investment ventures are derived on an entity-by-entity basis by applying our ownership percentage to each line item in the GAAP financial statements of these ventures to calculate our share of that line item. For purposes of balance sheet data, we use our ownership percentage at the end of the period and for operating information we use our average ownership percentage during the period consistent with how we calculate our share of net earnings (loss) during the period for our consolidated financial statements. We use a similar calculation to derive the noncontrolling interests share of each line item in our consolidated financial statements.

We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our co-investment ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interests, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the co-investment venture. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure.

We do not control the unconsolidated co-investment ventures for purposes of GAAP and the presentation of the assets and liabilities and revenues and expenses do not represent a legal claim to such items. The operating agreements of the unconsolidated co-investment ventures generally provide that investors, including Prologis, may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale, or (3) upon liquidation of the venture. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Upon liquidation of the co-investment venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the investors generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

Because of these limitations, the Non-GAAP Pro-Rata Financial Information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP.

44

Notes and Definitions (continued)

Q4 2025 Supplemental PROLOGIS

Non-Strategic Assets are industrial properties, which we acquired primarily through Merger and Acquisition ("M&A") transactions, that we do not intend to hold long-term. These industrial properties are classified as other real estate Investments.

Operating Portfolio represents industrial properties in our Owned and Managed portfolio that have reached Stabilization. Assets held for sale, Non-Strategic Assets and non-industrial assets are excluded from the portfolio. NOI of our Operating Portfolio excludes net termination fees and adjustments. Prologis Share of NOI includes NOI for the properties contributed to or acquired from co-investment ventures at our actual share prior to and subsequent to change in ownership. The U.S. markets not presented consist of Austin, Charlotte, Columbus, Denver, Louisville, Portland, Raleigh-Durham, Reno, San Antonio, Savannah and Tampa. The European countries not presented consist of Belgium, Czech Republic, Hungary, Italy, Poland, Slovakia, Spain and Sweden.

Owned and Managed represents the consolidated properties as well as properties owned by our unconsolidated co-investment ventures, which we manage.

Prologis Share represents our proportionate economic ownership of each entity, or property included in our total Owned and Managed portfolio, whether consolidated or unconsolidated.

Rental Revenues.

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,	
in thousands	**2025**	**2024**	**2025**	**2024**
Rental revenues	$ 1,480,678	$ 1,355,048	$ 5,702,308	$ 5,220,806
Rental recoveries	446,277	405,611	1,758,253	1,637,737
Amortization of lease intangibles	77,771	93,691	331,797	393,776
Straight-lined rents	87,381	83,157	366,546	262,386
Rental Revenues	**$ 2,092,107**	**$ 1,937,507**	**$ 8,158,904**	**$ 7,514,705**

Rent Change (Cash) represents the percentage change in starting rental rates per the lease agreement, on new and renewed leases, commenced during the period compared with the previous ending rental rates in that same space. This measure excludes any short-term leases of less than one-year, holdover payments, free rent periods and introductory (teaser rates) defined as 50% or less of the stabilized rate.

Rent Change (Net Effective) represents the percentage change in net effective rental rates (average rate over the lease term), on new and renewed leases, commenced during the period compared with the previous net effective rental rates for the same respective spaces. This measure excludes any short-term leases of less than one year and holdover payments.

Retention is the square footage of all leases commenced during the period that are rented by existing tenants divided by the square footage of all expiring leases during the reporting period. The square footage of tenants that default or buy-out prior to expiration of their lease and short-term leases of less than one year, are not included in the calculation.

Same Store. Our same store metrics are non-GAAP financial measures, which are commonly used in the real estate industry and expected from the financial community, on both a net effective and cash basis.

We evaluate the performance of the operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, which allows us and investors to analyze our ongoing business operations. We determine our same store metrics on property NOI, which is calculated as rental revenue less rental expense for the applicable properties in the same store population for both consolidated and unconsolidated properties based on our ownership interest, as further defined below.

We define our same store population for the three months ended December 31, 2025 as the properties in our Owned and Managed Operating Portfolio, including the property NOI for both consolidated properties and properties owned by the unconsolidated co-investment ventures at January 1, 2024 and owned throughout the same three-month period in both 2024 and 2025.

We believe the drivers of property NOI for the consolidated portfolio are generally the same for the properties owned by the ventures in which we invest and therefore we evaluate the same store metrics of the Owned and Managed portfolio based on Prologis' ownership in the properties ("Prologis Share").

The same store population excludes properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period (January 1, 2024) and properties acquired or disposed of to third parties during the periods. To derive an appropriate measure of period- to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S dollar, for both periods.

As non-GAAP financial measures, the same store metrics have certain limitations as an analytical tool and may vary among real estate companies. As a result, we provide a reconciliation of Rental Revenues less Rental Expenses ("Property NOI") (from our Consolidated Financial Statements prepared in accordance with U.S GAAP) to our Same Store Property NOI measures, as follows:

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Q4 2025 Supplemental PROLOGIS®

Notes and Definitions (continued)

dollars in thousands	Three Months Ended Dec. 31, 2025	2024	Change (%)
Reconciliation of Consolidated Property NOI to Same Store Property NOI measures:			
Rental revenues	$2,092,107	$ 1,937,507	
Rental expenses	(503,222)	(438,468)	
Consolidated Property NOI	**$1,588,885**	**$ 1,499,039**	
Adjustments to derive same store results:			
Property NOI from consolidated properties not included in same store portfolio and other adjustments (a)	(227,993)	(188,109)	
Property NOI from unconsolidated co-investment ventures included in same store portfolio (a)(b)	924,232	871,488	
Third parties' share of Property NOI from properties included in same store portfolio (a)(b)	(731,132)	(697,778)	
Prologis Share of Same Store Property NOI - Net Effective (b)	**$1,553,992**	**$ 1,484,640**	**4.7 %**
Consolidated properties straight-line rent and fair value lease amortization included in the same store portfolio (c)	(117,529)	(124,064)	
Unconsolidated co-investment ventures straight-line rent and fair value lease amortization included in the same store portfolio (c)	(36,692)	(22,969)	
Third parties' share of straight-line rent and fair value lease amortization included in the same store portfolio (b)(c)	27,016	12,814	
Prologis Share of Same Store Property NOI - Cash (b)(c)	**$1,426,787**	**$ 1,350,421**	**5.7 %**

a. *We exclude properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the periods and properties acquired or disposed of to third parties during the periods. We also exclude one-time items due to early lease terminations, including termination fees received from customers and the write-off of related lease assets and liabilities, that are not indicative of the property's recurring operating performance in order to evaluate the growth or decline in each property's rental revenues. Same Store Property NOI is adjusted to include an allocation of property management expenses for our consolidated properties based on the property management services provided to each property (generally, based on a percentage of revenues). On consolidation, these amounts are eliminated and the actual costs of providing property management and leasing services are recognized as part of our consolidated rental expense.*

b. *We include the Property NOI for the same store portfolio for both consolidated properties and properties owned by the co-investment ventures based on our investment in the underlying properties. In order to calculate our share of Same Store Property NOI from the co-investment ventures in which we own less than 100%, we use the co-investment ventures' underlying Property NOI for the same store portfolio and apply our ownership percentage at December 31, 2025 to the Property NOI for both periods, including the properties contributed during the periods. We adjust the total Property NOI from the same store portfolio of the co-investment ventures by subtracting the third parties' share of both consolidated and unconsolidated co-investment ventures.*

During the periods presented, certain wholly owned properties were contributed to a co-investment venture and are included in the same store portfolio. Neither our consolidated results nor those of the co-investment ventures, when viewed individually, would be comparable on a same store basis because of the changes in composition of the respective portfolios from period to period (e.g. the results of a contributed property are included in our consolidated results through the contribution date and in the results of the venture subsequent to the contribution date based on our ownership interest at the end of the period). As a result only line items labeled "Prologis Share of Same Store Property NOI" are comparable period over period.

c. *We further remove certain noncash items (straight-line rent and fair value lease amortization) included in the financial statements prepared in accordance with U.S. GAAP to reflect a Same Store Property NOI - Cash measure.*

We manage our business and compensate our executives based on the same store results of our Owned and Managed portfolio at 100% as we manage our portfolio on an ownership blind basis. We calculate those results by including 100% of the properties included in our same store portfolio.

Same Store Average Occupancy represents the average occupied percentage of the Same Store portfolio for the period.

Space Utilization is our customer's assessment of their utilization of their unit on a scale of 0-100% and is based on a monthly survey of a geographically-diverse group of respondents across the U.S portfolio.

Stabilization is defined as the earlier of when a property that was developed has been completed for one year, is contributed to a co-investment venture following completion or is 90% occupied. Upon Stabilization, a property is moved into our Operating Portfolio.

Stabilized NOI is equal to the estimated twelve months of potential gross rental revenue (base rent, including above or below market rents plus operating expense reimbursements) multiplied by 95% to adjust income to a stabilized vacancy factor of 5% minus estimated operating expenses.

Total Expected Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change.

Turnover Costs represent the estimated obligations incurred in connection with the signing of a lease; including leasing commissions and tenant improvements and are presented for leases that commenced during the period. Tenant improvements include costs to prepare a space for a new tenant or a lease renewal with the current tenant. It excludes costs for a first generation lease (i.e. a new development property) and short-term leases of less than one year.

Value-Added Properties are properties we have either acquired at a discount and believe we could provide greater returns post-stabilization or properties we expect to repurpose to higher uses.

Weighted Average Interest Rate is based on the effective rate, which includes the amortization of related premiums and discounts and finance costs.

Weighted Average Stabilized Capitalization ("Cap") Rate is calculated as Stabilized NOI divided by the Acquisition Price.

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